UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12
VALEANT PHARMACEUTICALS INTERNATIONAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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March 26, 2009
To the Stockholders of
Valeant Pharmaceuticals International:

You are cordially invited to attend Valeant Pharmaceuticals International’s 2009 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Tuesday, May 12, 2009 at the Hilton Hotel located at 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078. At the meeting, we will vote on the matters set forth in the accompanying notice of annual meeting and proxy statement, as well as address any other business matters that may properly come before the meeting.

This year we have decided to provide access to our proxy materials, including our Annual Report, to each stockholder of record in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 26, 2009, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 16, 2009, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign and mail the proxy card in the envelope provided. You will find voting instructions in the Notice, the proxy statement and on the proxy card.

Sincerely,

J. Michael Pearson
Chairman of the Board

VALEANT PHARMACEUTICALS INTERNATIONAL
One Enterprise
Aliso Viejo, California 92656

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 12, 2009

To the Stockholders of
Valeant Pharmaceuticals International:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), will be held at the Hilton Hotel located at 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, on May 12, 2009, at 9:00 a.m., local time, for the following purposes:

1. To elect Robert A. Ingram, Lawrence N. Kugelman and Theo Melas-Kyriazi as directors to hold office until the 2012 Annual Meeting of Stockholders.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (the “accounting firm”) for our Company for the fiscal year ending December 31, 2009.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the meeting is March 16, 2009. Only stockholders of record at the close of business on March 16, 2009 will be entitled to notice of and to vote, in person or by proxy, at the meeting and any adjournments or postponements thereof.

This year we have decided to provide access to our proxy materials, including our Annual Report, to each stockholder of record in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 26, 2009, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to all stockholders of record as of March 16, 2009, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy statement that accompanies this Notice of Annual Meeting of Stockholders (the “Proxy Statement”) contains additional information regarding the proposals to be considered at the Annual Meeting, and stockholders are encouraged to read it in its entirety.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly vote your proxy by telephone or by accessing the Internet site following the instructions on the Notice or by requesting a printed copy of the Proxy Statement and related materials and marking, dating, signing and returning the proxy card. Your promptness in voting your proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. Please note however that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors,

Steve T. Min
Secretary

Dated: March 26, 2009

i

VALEANT PHARMACEUTICALS INTERNATIONAL
One Enterprise
Aliso Viejo, California 92656

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2009

This Proxy Statement contains information about the 2009 Annual Meeting of Stockholders of Valeant Pharmaceuticals International, a Delaware corporation (the “Company” or “Valeant”). This meeting will be held at the Hilton Hotel located at 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, on Tuesday, May 12, 2009, at 9:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. In this document, the words “Valeant,” “we,” “our,” “ours” and “us” refer only to Valeant Pharmaceuticals International and not any other person or entity.

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our Board of Directors (the “Board”).

This year we have decided to provide access to our Proxy Statement to each stockholder of record in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 26, 2009, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 16, 2009 (the “Record Date”), and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available on the Internet at our website at www.valeant.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656, or send an email to Valeant Investor Relations at ir@valeant.com.

Whether or not you plan to attend the Annual Meeting, please promptly vote your proxy by telephone or by accessing the Internet site following the instructions on the Notice or by requesting a printed copy of the Proxy Statement and related materials and marking, dating, signing and returning the proxy card. Your promptness in voting your proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. Please note however that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in this Proxy Statement.

ELECTRONIC DELIVERY OF VALEANT STOCKHOLDER COMMUNICATIONS

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including:

•	Email delivery of the proxy statement, annual report and related materials;

•	Stockholder voting on-line;

•	Reduction of the amount of bulky documents stockholders receive; and

•	Reduction of our printing and mailing costs associated with more traditional methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Valeant stockholder communications.

If you are a registered stockholder or a beneficial owner of our shares, or a broker or other nominee holds your Valeant shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Valeant Investor Relations at 949-461-6002 or send an email to ir@valeant.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2009

This Proxy Statement and the accompanying annual report are available at: www.proxyvote.com.

Among other things, this Proxy Statement contains information regarding:

•	The date, time and location of the meeting;

•	A list of the matters being submitted to the stockholders; and

•	Information concerning voting in person.

METHOD OF VOTING

Stockholders can vote by proxy by means of the telephone or the Internet, by requesting a printed copy of the Proxy Statement and then voting by mail, or by attending the Annual Meeting and voting in person. If you request a printed copy of the Proxy Statement, a proxy card (the “Proxy”) will also be mailed to you. If you vote your proxy by telephone, the Internet or by returning the Proxy to us before the Annual Meeting, we will vote your shares as you direct. If you vote by telephone or over the Internet, you do not need to return the Proxy. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 5:00 p.m., Eastern Time, on May 11, 2009. J. Michael Pearson and Steve T. Min, together and separately, are the designated proxyholders (the “Proxyholders”). If you hold shares of our common stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by the broker or nominee, to be able to vote at the Annual Meeting.

•	Voting by Mail. If you choose to vote by mail, please request a printed copy of the Proxy Statement at www.proxyvote.com by April 28, 2009. Once you receive the printed copy of the Proxy Statement, simply mark the enclosed Proxy and complete, sign, date and mail it in the postage-paid envelope provided. The Proxy must be completed, signed and dated by you or your authorized representative.

•	Voting by Telephone. You can vote by following the instructions included in the Notice and calling toll-free 1-800-690-6903. Voice prompts will instruct you to vote your shares and confirm that your vote has been properly recorded.

•	Voting over the Internet. Registered and beneficial stockholders can vote on the Internet by following the instructions included in the Notice and accessing the Internet at www.proxyvote.com. As with telephone voting, you can confirm that your vote has been properly recorded.

•	Voting in Person at the Annual Meeting. If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

When you properly vote your Proxy by telephone, internet or by mail, as set forth above, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon. You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the Board’s nominees, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2009, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

If shares are held by a broker or other intermediary, you must either instruct the broker or intermediary as to how to vote such shares or obtain a proxy, executed in your favor by your broker or intermediary, to be able to vote such shares at the Annual Meeting in person or by proxy.

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

REVOCABILITY OF PROXIES

A stockholder who votes by proxy can change his, her or its vote at any time prior to its exercise at the Annual Meeting by voting again by telephone or over the Internet as instructed above, by signing and dating a new Proxy and submitting it as instructed above, by giving written notice of such revocation to the Secretary of the Company, at our address, by revoking it in person at the Annual Meeting, or by voting at the Annual Meeting. If you choose to submit a proxy multiple times whether by telephone, over the internet or by mail, or a combination thereof, only your latest vote will be counted. Attendance at the Annual Meeting by a stockholder who has voted by proxy does not alone revoke such proxy. You should consult with your broker or other intermediary concerning the method of revoking their proxy.

VOTING RIGHTS

Only stockholders of record at the close of business on March 16, 2009 (each a “Stockholder”) will be entitled to notice of and to vote, by voting over the telephone, by voting over the internet, by mailing in the Proxy, or by voting in person at the Annual Meeting. As of the close of business on March 16, 2009, there were 82,181,672 shares of our common stock, par value $.01 per share (the “Common Stock”) outstanding and entitled to vote, each of which shares is entitled to one vote, in person or by proxy, at the Annual Meeting.

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for purposes of determining the presence of a quorum.

Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock at his discretion in the election of directors or the appointment of the independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain non-discretionary items without specific instructions from the beneficial owner. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

For Proposal No. 1, election of directors, each candidate to be elected must receive the vote of the majority of the votes cast with respect to that candidate. “A majority of the votes cast” means that the number of votes cast “For”

a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election (excluding abstentions). For more information, see “Proposal No. 1 — Election of Directors; Information Concerning Company Nominees and Directors.” Accordingly, only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will have no effect. Our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”) divide our Board into three classes, with each class to be elected for a three-year term on a staggered basis. Our Certificate of Incorporation and Bylaws do not permit cumulative voting.

To be approved, Proposal No. 2 must receive a “For” vote from holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board be divided into three classes of directors. There are three director positions in the class whose term of office expires in 2009 and three directors have been nominated for election at the Annual Meeting, each to serve until the 2012 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified. Upon the recommendation of the Corporate Governance/Nominating Committee, the Board nominated for election as directors at the Annual Meeting: Robert A. Ingram, Lawrence N. Kugelman and Theo Melas-Kyriazi. Messrs. Ingram, Kugelman and Melas-Kyriazi are currently directors of our Company and were each previously elected by stockholders. Each nominee has indicated his or her willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the Board’s nominees. If for any reason any of the nominees should not be available for election or be unable to serve as directors at the time of the Annual Meeting or any continuation, postponement or adjournment thereof, the accompanying Proxy will be voted for the election of such other persons, if any, as the Board may nominate. The Board has no reason to believe that any of the nominees will be unavailable for election or unable to serve.

Each director is elected by the vote of the majority of the votes cast with respect to that director. “A majority of the votes cast” means that the number of votes cast “For” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election (excluding abstentions). In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must tender an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast, and (ii) acceptance of the resignation by the Board. Each incumbent nominee has tendered his or her contingent resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the Corporate Governance/Nominating Committee shall make a recommendation to the Board as to whether to accept or reject the resignation tendered in connection therewith, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Corporate Governance/Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the end of his or her term of office and until his or her successor shall have been elected and qualified or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee is not an incumbent director and such nominee is not elected, then the Board, in its sole discretion, may fill any resulting vacancy or may seek to decrease the authorized number of directors in accordance with our Certificate of Incorporation.

Apart from the three nominees recommended by the Board, no other persons have been nominated for election as directors. Procedures to be used by a stockholder submitting a nomination for the Board for next year’s annual meeting are provided under the caption “Other — Stockholder Proposals and Director Nominations for the 2010 Annual Meeting.”

The Board of Directors of our Company recommends that the Stockholders vote FOR the election of the three nominees for director proposed by your Board: Robert A. Ingram, Lawrence N. Kugelman and Theo Melas-Kyriazi.

INFORMATION CONCERNING COMPANY NOMINEES AND DIRECTORS

The Board presently consists of eight members with one vacancy in the class of 2010. Our Certificate of Incorporation and Bylaws divide the Board into three equal classes, with each class elected to a three-year term on a staggered basis. Accordingly, at each annual meeting, the terms of one-third of the Directors expire and the stockholders elect their successors. Under our Certificate of Incorporation, if a Director ceases to serve before his or her term expires, the Board will appoint a new director to serve out the remainder of the term, as a member of the class of the director he or she succeeded. The Board also has the power to appoint directors to fill vacancies created by new directorships if the Board increases in size.

Robert A. Ingram has served as a director of our Company since 2003 and is standing for election for a term expiring in 2012. Lawrence N. Kugelman has served as a director since 2002 and is standing for election for a term expiring in 2012. Theo Melas-Kyriazi has served as a director of our Company since 2003 and is standing for election for a term expiring in 2012.

J. Michael Pearson and Norma A. Provencio are serving until the 2010 Annual Meeting of Stockholders. Richard H. Koppes, G. Mason Morfit and Anders Lönner are serving until the 2011 Annual Meeting of Stockholders.

The Corporate Governance/Nominating Committee of the Board considers the qualifications of potential candidates for election as directors and recommends candidates to the Board. The members of the Corporate Governance/Nominating Committee are Messrs. Melas-Kyriazi, Ingram, Koppes and Morfit. The Corporate Governance/Nominating Committee reviewed the background, qualifications and performance of the three current directors standing for election. Mr. Ingram recused himself as to his own nomination and Mr. Melas-Kyriazi recused himself as to his own nomination.

The Corporate Governance/Nominating Committee made its report to the Board on March 4, 2009. Following that report, the Board determined that it would be in the best interests of our Company and our stockholders to nominate Messrs. Ingram, Kugelman and Melas-Kyriazi as directors to be elected at the Annual Meeting. It was further determined that the current vacancy in the class of 2010 will remain open while the Corporate Governance/Nominating Committee continues its process to identify qualified directors. Messrs. Ingram, Kugelman and Melas-Kyriazi each recused themselves as to their own nominations.

Set forth below with respect to each director or nominee is certain personal information, including such person’s present principal occupation, recent business experience and age, the year such person commenced service as a director of our Company and other public company directorships held by such person.

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

Nominees For Election
ROBERT A. INGRAM(a)(b)(d)
Mr. Ingram has been the Vice Chairman Pharmaceuticals of GlaxoSmithKline plc, a pharmaceutical research and development company, acting as special advisor to the Corporate Executive Team (“CET”) and attending CET meetings in that capacity, since January 2003. Mr. Ingram was the Chief Operating Officer and President, Pharmaceutical Operations, of GlaxoSmithKline plc from January 2001 through his retirement in January 2003. He was Chief Executive of Glaxo Wellcome plc from October 1997 to December 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s U.S. subsidiary, from January 1999 to December 2000. Mr. Ingram was President and Chief Executive Officer of Glaxo Wellcome Inc. from October 1997 to January 1999. Mr. Ingram is also a member of the Board of Advisors for the H. Lee Moffitt Cancer Center and Research Institute.
	66	2003	Edwards Life Sciences Corporation (member of Compensation Committee and Audit Committee); Lowe’s Companies, Inc. (member of Compensation and Organization Committee and Governance Committee); OSI Pharmaceuticals, Inc. (Chairman of the Board, Chairman of Executive Committee, Chairman of Corporate Governance and Nominating Committee, and member of Compensation Committee); Allergan Inc. (Chairman of Corporate Governance Committee and member of Organization and Compensation Committee); CREE, Inc. (member of Compensation Committee and Governance and Nominations Committee)

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

LAWRENCE N. KUGELMAN(b)(c) Mr. Kugelman is a healthcare consultant and private investor. From December 1995 through October 1996, Mr. Kugelman was President, Chief Executive Officer and Director of Coventry Health Care, Inc., a managed care organization. From 1980 through 1992, he served as a Chief Executive Officer of several HMOs and managed healthcare organizations in the United States.	66	2002	Coventry Health Care, Inc. (Chairman of Audit Committee)
THEO MELAS-KYRIAZI(a)(c) Mr. Melas-Kyriazi has been the Chief Financial Officer of Levitronix LLC since July 2006. He was the Chief Financial Officer of Thermo Electron Corporation from January 1999 through October 2004. Mr. Melas-Kyriazi was a Vice President of Thermo Electron Corporation during 1998, and was Treasurer of Thermo Electron Corporation and all of its publicly traded subsidiaries from May 1988 to June 1994.	49	2003	Glenrose Instruments Inc. (member of Compensation Committee); Helicos BioSciences Corporation (member of Audit Committee)
Directors Whose Terms Expire in 2010
J. MICHAEL PEARSON Mr. Pearson has been the Chairman of the Board and Chief Executive Officer of our Company since February 2008. Prior to joining Valeant, Mr. Pearson was a Director at McKinsey & Company. Mr. Pearson joined McKinsey in 1985, and over a 23-year career, he worked with leading CEOs and was an integral driver of major turnarounds, acquisitions, and corporate strategy. Within McKinsey, Mr. Pearson held various positions, including as a member of McKinsey’s Board of Directors, head of its global pharmaceutical practice and head of its mid- Atlantic region.	49	2008
NORMA A. PROVENCIO(b)(c) Ms. Provencio has been president and owner of Provencio Advisory Services, Inc., a healthcare financial and operational consulting firm since October 2003. From May 2002 to September 2003, she was Partner-in-Charge of the Healthcare Industry for the Pacific Southwest for KPMG LLP. From 1979 to May 2002, she was with Arthur Andersen, and was Partner-in-Charge of Arthur Andersen’s Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest from November 1995 to May 2002. She is a member of the Board of Regents of Loyola Marymount University.	51	2007

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

Directors Whose Terms Expire in 2011
RICHARD H. KOPPES(a)(b)
Mr. Koppes has been Of Counsel to the law firm of Jones Day since August 1996, and is Co-Director of Executive Education Programs at Stanford University School of Law. From May 1986 through July 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System (CalPERS) including General Counsel, Interim Chief Executive Officer and Deputy Executive Officer. He has also been an officer of the National Association of Public Pension Attorneys (NAPPA) for the past nine years. He is also on the Boards of Investor Research Responsibility Center Institute (IRRCI), the Society of Corporate Secretaries and Governance Professionals, and the National Association of Corporate Directors (NACD).
	62	2002
ANDERS LÖNNER Mr. Lönner has been the Group President and Chief Executive Officer of Meda AB since 1999. Prior to joining Meda AB, Mr. Lönner served as the Vice President Nordic region of Astra and as the Chief Executive Officer of KaroBio. He has an M.B.A. from the University of Lund, and management education from Fontaine Bleau Paris.	63	2009
G. MASON MORFIT(a)(b) Mr. Morfit is a Partner of ValueAct Capital. Prior to joining ValueAct Capital in January 2001, Mr. Morfit worked in equity research for Credit Suisse First Boston for more than two years. He supported the senior healthcare services analyst, covering fifteen companies in the managed care and physician services industries. Mr. Morfit is a director of MSD Performance, Inc., a privately held auto parts company, and a former director of Solexa, Inc. He has a B.A. from Princeton University, and is a CFA charterholder.	33	2007	Advanced Medical Optics, Inc. (member of Science and Technology Committee)

(a)	Member of the Corporate Governance/Nominating Committee.

(b)	Member of the Compensation Committee.

(c)	Member of the Finance and Audit Committee.

(d)	Lead Director.

None of the directors or nominees for director were selected pursuant to any arrangement or understanding. None of the directors or nominees for directors are related by blood, marriage or adoption to one another or to any other executive officer of our Company.

GOVERNANCE

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are regularly assessed against those practices suggested by recognized governance authorities and are updated to maintain alignment with stockholder interests and accepted key governance best practices.

Director Nomination Process

The Corporate Governance/Nominating Committee is responsible for the selection of director nominees to fill new or vacant positions for the Board. The Corporate Governance/Nominating Committee seeks appropriate candidates through various sources, including other non-management directors and search firms to which reasonable fees are paid for their assistance. In addition to the review and evaluation of potential new candidates, the Corporate Governance/Nominating Committee assesses the qualifications of incumbent directors based on the same factors, as well as a director’s performance prior to being considered in renomination.

Essential criteria for all candidates considered by the Committee, including but not limited to stockholder candidates, include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business, corporate governance and financial affairs and the complexities of business organizations. In the case of director nominees, the Corporate Governance/Nominating Committee also determines whether the nominee is independent in accordance with the New York Stock Exchange listing standards and the Securities and Exchange Commission rules and regulations.

Additionally, the Corporate Governance/Nominating Committee considers stockholder candidates submitted to the attention of the Corporate Secretary, together with appropriate biographical information as outlined under the caption “Other — Stockholder Proposals and Director Nominations for the 2010 Annual Meeting” included in this Proxy Statement. Stockholder nominations that comply with these procedures and that meet the criteria outlined above will be considered by the Corporate Governance/Nominating Committee.

Communication with the Board of Directors

Stockholders and other interested parties may contact our Company’s directors in writing, as a group or individually, by directing their correspondence to the attention of the Corporate Secretary, Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656. Stockholders and other interested parties may also contact our Company’s directors by calling our Company’s helpline in the United States and Canada at (800) 461-9330, or internationally at (720) 514-4400 (collect calls accepted). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.

Communications that include information better addressed by the Finance and Audit Committee will be addressed directly by that Committee.

This communications process has been approved by the Board and is available on our Company website referenced at the end of this section.

Annual Meeting of Stockholders

The Board considers it important for its members to be present and available to stockholders at our Company’s Annual Meeting. Directors are therefore expected to attend the Company’s Annual Meeting. All of our Board members were in attendance at the 2008 annual meeting.

Independent Chairman

Mr. Ingram continued in his role as Chairman of the Board throughout 2007 and until Mr. Pearson was appointed Chairman of the Board in February 2008. Due to Mr. Pearson’s appointment in February 2008, Mr. Ingram became the Board’s Lead Director. In this role, Mr. Ingram chairs the Board’s regularly scheduled non-management executive sessions and works with the Chief Executive Officer to establish the Board’s meeting agendas.

Director Independence

The Board has adopted certain specific categorical standards for determining whether a director has a material relationship with our Company, either directly or as a partner, stockholder or officer of an organization, its parent or a consolidated subsidiary that has a relationship with us. These guidelines are set forth in our Corporate Governance Guidelines, which can be found on our website at www.valeant.com. A director will be deemed independent upon affirmative determination by the Board that he or she meets the independence requirements established in the New York Stock Exchange listing standards, applicable Securities and Exchange Commission rules and our Corporate Governance Guidelines.

The Board has determined that the following directors are independent as defined in the New York Stock Exchange listing standards: Messrs. Ingram, Koppes, Kugelman, Lönner, Melas-Kyriazi and Morfit and Ms. Provencio. Additionally, each of the members of our Finance and Audit, Compensation and Corporate Governance/Nominating Committees has no material relationship with our Company in accordance with the categorical standards included in our Corporate Governance Guidelines and meets the New York Stock Exchange director independence standards and applicable Securities and Exchange Commission rules.

Code of Business Conduct and Ethics

The Code of Business Conduct and Ethics applies to all of our directors, officers and employees and sets forth the ethical and legal principles required to be followed in conducting business on behalf of our Company. The Board also adopted a Code of Ethics for our Chief Executive Officer and senior level financial executives as a supplement to the Code of Business Conduct and Ethics, which is intended to promote honest and ethical conduct, as well as full and accurate reporting, and compliance with applicable laws. Our Corporate Secretary oversees Code-related matters and receives any report received via our Company’s helpline. Our compliance process is fully outlined on our website. Interested parties may call the helpline at (800) 461-9330 in the United States and Canada, or internationally at (720) 514-4400 (collect calls accepted).

Company Website

Key documents such as Corporate Governance Guidelines, Board Committee Charters, the Code of Business Conduct and Ethics, the Code of Ethics for our Chief Executive Officer and senior level financial executives are reviewed annually and updated by the corresponding Committees and approved by the Board of Directors. Each of these documents and information regarding stockholder communications with the Board can be found on our website at www.valeant.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive or director, we will promptly disclose the nature of the amendment or waiver on our website. A written copy of any of these documents will be provided to any stockholder upon request to the Corporate Secretary or to the Vice President of Investor Relations, Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656.

We also regularly post copies of our press releases as well as additional information about us on our website. Our filings with the SEC are available free of charge through our website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Interested persons can subscribe on our website to email or RSS feed alerts that are sent automatically when we issue press releases, file our reports with the SEC or post certain other information to our website. Information contained in our website does not constitute a part of this Proxy Statement.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The following table describes the current members of each Committee, its Chairman, its primary responsibilities and the number of meetings held in 2008. The Committees are composed of non-employee, independent directors, as defined under the rules promulgated by the New York Stock Exchange and the Securities and Exchange Commission and adopted by the Board. All directors serve on one or more Committees of the Board, except Messrs. Pearson and Lönner.

Committee/Members	Primary Responsibilities	Meetings Held
FINANCE AND AUDIT Norma A. Provencio (Chairperson) Theo Melas-Kyriazi Lawrence N. Kugelman
• Oversee our financial controls and reporting processes
• Select independent registered public accounting firm and review the scope and timing of the audits
• Review annual financial statements and audit results
• Review quarterly financial statements and related press releases
• Review internal control over financial reporting including the independent registered public accounting firm’s and management’s assessment
• Oversee compliance with our Code of Conduct and conflicts of interest outside jurisdiction of Corporate Governance/Nominating Committee
• Oversee our external communications policy
• Review major financial risk exposures, risk assessment and risk management policies
• Produce a Finance and Audit Committee report consistent with SEC rules for the annual proxy
• Annually evaluate the performance of the Finance and Audit Committee
• Annually review adequacy of the Committee charter
20

COMPENSATION G. Mason Morfit (Chairman) Robert A. Ingram Richard H. Koppes Lawrence N. Kugelman Norma A. Provencio
• Administer our annual incentives, equity and long-term incentive plans
• Review and adopt major compensation plans, including Board compensation
• Review and approve corporate goals and objectives relevant to chief executive officer compensation
• Review and make recommendations to the Board regarding the compensation for the chief executive officer, corporate officers and other senior management
• Produce a Compensation Committee report on executive officer compensation as required by the SEC
• Report to the Board regarding succession planning relative to key leadership positions in our Company
• Annually evaluate the performance of the Compensation Committee
• Annually review adequacy of the Committee charter
18

Committee/Members	Primary Responsibilities	Meetings Held
CORPORATE GOVERNANCE/ NOMINATING Theo Melas-Kyriazi (Chairman) Robert A. Ingram Richard H. Koppes G. Mason Morfit
• Develop and recommend to the Board corporate governance guidelines applicable to our Company
• Monitor implementation and recommend changes to our corporate governance guidelines when appropriate
• Assist in succession planning
• Review possible conflicts of interest of Board members
• Review and make recommendations to the Board regarding the determination of independent status of each Director
• Oversee the Board assessment process
• Make recommendations regarding the appropriate size and effectiveness of the Board
• Identify new Director candidates to fill new or vacant positions
• Evaluate incumbent Directors
• Recommend nominees to the Board of Directors for election
• Annually evaluate the performance of the Corporate Governance/Nominating Committee
• Annually review adequacy of the Committee charter
7

In addition to the above committees, a Litigation Management Committee of the Board met 2 times during 2008, an Ad Hoc Balance Sheet Restructure Committee of the Board met 2 times during 2008 and an Ad Hoc Stock Repurchase Committee met 3 times during 2008. The Board met 32 times during 2008. All of the directors attended at least 75% of the Board meetings. In addition, all committee members attended at least 75% of the committee meetings on which they serve.

EXECUTIVE OFFICERS

The executive officers of our Company are as follows:

Name	Age	Title

J. Michael Pearson	49	Chief Executive Officer and Chairman of the Board
Bhaskar Chaudhuri, Ph.D.	54	President
Peter J. Blott	47	Executive Vice President and Chief Financial Officer
Rajiv De Silva	42	Chief Operating Officer of Specialty Pharmaceuticals
Steve T. Min	47	Executive Vice President, General Counsel and Corporate Secretary
Elisa A. Karlson	50	Executive Vice President and Chief Administrative Officer

J. MICHAEL PEARSON has been our Chief Executive Officer and Chairman of the Board since February 2008. Prior to joining Valeant, Mr. Pearson was a Director at McKinsey & Company. Mr. Pearson joined McKinsey in 1985 and over a 23-year career he worked with leading CEOs and was an integral driver of major turnarounds, acquisitions, and corporate strategy. Within McKinsey, Mr. Pearson held various positions, including as a member of McKinsey’s Board of Directors, head of its global pharmaceutical practice and head of its mid-Atlantic region.

BHASKAR CHAUDHURI, PH.D., has been our President since March 2009. Prior to joining Valeant upon the Company’s acquisition of Dow Pharmaceutical Sciences, Inc. (“Dow”) on December 31, 2008, Dr. Chaudhuri served for seven years as President and Chief Executive Officer and a member of Dow’s Board of Directors. Before joining Dow, Dr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, a subsidiary of Mylan Laboratories, where he oversaw the R&D activities for its Cardiovascular, Neurology and Dermatology businesses, as well as a segment of its manufacturing operations. Prior to his positions at Bertek, Dr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan Laboratories. Dr. Chaudhuri joined Mylan through the acquisition of Penederm Inc., where he was the Vice President of R&D from 1992 to 1998.

PETER J. BLOTT has been our Executive Vice President, Chief Financial Officer since March 2007. He served as our Senior Vice President, Group Financial Controller from March 2004 to March 2007. Prior to that, he served as our Vice President, Operations Finance from July 2003 to February 2004. With 20 years of finance and accounting experience, Mr. Blott has an extensive background in accounting and operations in the pharmaceutical industry. From January 2002 to June 2003, Mr. Blott served as Head of Finance and Logistics for Otsuka Pharmaceuticals Europe. Prior to that he worked for over ten years at GlaxoSmithKline (formerly Glaxo Wellcome), where he held a number of management and financial positions within various manufacturing, commercial and head office operations. Mr. Blott is a U.K. Chartered Accountant, qualifying with Coopers & Lybrand in London, England.

RAJIV DE SILVA has been our Chief Operating Officer of Specialty Pharmaceuticals since January 2009. Prior to joining Valeant, Mr. De Silva held various leadership positions with Novartis AG. His most recent position was President, Novartis Vaccines USA and Head, Vaccines of the Americas. Mr. De Silva held these positions since 2007, during which time he played a key leadership role at Novartis’ Vaccines & Diagnostics Division and served as a member of the Executive Committee of Novartis Vaccines & Diagnostics. From 2005 to 2007, he served as President, Novartis Pharmaceuticals Canada. He originally joined Novartis as Global Head, Strategic Planning for Novartis Pharma AG, in Basel, Switzerland, in 2003. Prior to his time at Novartis, Mr. De Silva was a Principal at McKinsey & Company, where he focused his consulting practice on the pharmaceutical industry. During his nine years at McKinsey, he led multiple efforts related to pharmaceutical strategy, sales and marketing, research and development operations, organization design, and mergers and acquisitions.

STEVE T. MIN has been our Executive Vice President, General Counsel and Corporate Secretary since June 2008. From August 1992 to June 2008, Mr. Min served as Associate General Counsel at McKinsey & Company working in its New York, London and Mid-Atlantic offices. During his tenure at McKinsey & Company, Mr. Min supported a variety of industry and functional practices, including mergers and acquisitions, private equity, business technology and public sector. Mr. Min was a corporate/securities associate at Rubin Baum from February 1990 to August 1992, and at Schulte Roth & Zabel from October 1987 to February 1990.

ELISA A. KARLSON has been our Executive Vice President and Chief Administrative Officer since April 2008. Prior to that, she spent ten years at McKinsey & Company as Director of Personnel Management and Finance where she led staffing and professional development, human resources, recruiting, finance and accounting, and information technology. Earlier in her career, she spent over 15 years in IT where she designed and developed mortgage-backed securities and investment banking applications at Chemical Bank and Morgan Stanley and moved into strategic IT consulting at the Information Consulting Group, which became part of McKinsey & Company, and at Kwasha Lipton, which became part of PricewaterhouseCoopers LLP.

None of the executive officers were selected pursuant to any arrangement or understanding. None of the executive officers are related by blood, marriage or adoption to one another or to any director or nominee for director of our Company.

OWNERSHIP OF OUR COMPANY’S SECURITIES

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and the percentage of shares owned beneficially by those holders of our Common Stock known to us to be beneficial owners of more than 5% of the outstanding shares of our Common Stock as of March 2, 2009.

	Number of Shares
	and Nature of
	Beneficial		Percentage of
Identity of Owner or Group	Ownership		Class(1)

ValueAct Capital Master Fund, L.P.	13,241,300	(2)	16.1%
435 Pacific Avenue, San Francisco, CA 94133
HealthCor Management, L.P.	10,000,000	(3)	12.2%
Carnegie Hall Tower, 152 West 57th Street, 47th Floor, New York, New York 10019
Iridian Asset Management LLC	9,671,867	(4)	11.8%
276 Post Road West, Westport, CT 06880
Loomis, Sayles & Company, L.P.	8,952,847	(5)	10.9%
One Financial Center, Boston, MA 02111
T. Rowe Price Associates, Inc.	7,290,895	(6)	8.7%
100 E. Pratt Street, Baltimore, MD 21202
Franklin Mutual Advisers, LLC	5,157,490	(7)	6.3%
101 John F. Kennedy Parkway, Short Hills, NJ 07078
ClearBridge Advisors, LLC	4,713,270	(8)	5.7%
620 8th Avenue, New York, NY 10018
Barclays Global Investors, N.A	4,407,469	(9)	5.4%
400 Howard Street, San Francisco, CA 94105
FMR LLC	4,226,014	(10)	5.1%
82 Devonshire Street, Boston, MA 02109

This table is based upon information supplied by the principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table, we believe that the stockholders named in the table have sole voting and investment power with respect to the shares indicated as beneficially owned.

(1)	Based on 82,180,297 shares of Common Stock outstanding on March 2, 2009.

(2)	Represents 13,241,300 shares beneficially owned by ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and VA Partners I, LLC, over which each has shared voting and dispositive power.

(3)	Represents (i) 6,751,593 shares beneficially owned by HealthCor Offshore, Ltd., over which it has shared voting and dispositive power, (ii) 1,990,899 shares beneficially owned by HealthCor, L.P., over which it has shared voting and dispositive power, and (iii) 1,257,508 shares beneficially owned by HealthCor Hybrid Offshore, Ltd., over which it has shared voting and dispositive power. HealthCor Management, L.P., the investment manager of these three funds, and its managers, Arthur Cohen and Joseph Healey, exercise voting and investment power with respect to the shares, and therefore may be deemed to beneficially own all of the 10,000,000 shares. HealthCor Associates, LLC, the general partner of HealthCor Management, L.P., may also be deemed to beneficially own the shares that are beneficially owned by the funds managed by HealthCor Management, L.P. HealthCor Group LLC, the general partner of HealthCor Capital, L.P., which is the general partner of HealthCor, L.P., may be deemed to beneficially own the shares that are beneficially owned by HealthCor, L.P. Each of these entities and individuals disclaims beneficial ownership of these shares in excess of their actual pecuniary interest therein.

(4)	Iridian Asset Management LLC (“Iridian”) has direct beneficial ownership of all of the shares in the accounts for which it serves as the investment advisor under its investment management agreements. BIAM (US) Inc., as the controlling member of Iridian, may be deemed to have beneficial ownership of the shares beneficially owned by Iridian. BancIreland (US) Holdings, Inc. (“BancIreland”), as the sole shareholder of BIAM (US) Inc., may be deemed to have beneficial ownership of the shares beneficially owned by BIAM (US) Inc. BIAM Holdings (“Holdings”), as the sole shareholder of BancIreland, may be deemed to have beneficial ownership of the shares beneficially owned by BancIreland. The Governor and Company of the Bank of Ireland, as the sole shareholder of Holdings, may be deemed to have beneficial ownership of the shares beneficially owned by Holdings. Each of these entities shares voting and dispositive power with respect to the 9,671,867 shares.

(5)	Loomis, Sayles & Company, L.P. has sole dispositive power with respect to all of the 8,952,847 shares, sole voting power with respect to 7,191,488 of such shares, and shared voting power with respect to 282,172 of the shares. Loomis, Sayles & Company, L.P. disclaims beneficial ownership of all of these shares.

(6)	T. Rowe Price Associates, Inc. has sole dispositive power with respect to 7,290,895 shares, of which 1,526,890 shares are issuable upon the conversion of certain convertible securities; and sole voting power with respect to 1,337,678 shares, of which 161,078 shares are issuable upon the conversion of certain convertible securities.

(7)	All of the shares are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC (“FMA”). FMA disclaims pecuniary interest in and beneficial ownership of such shares.

(8)	Represents 4,713,270 shares beneficially owned by ClearBridge Advisors, LLC, 4,323,870 shares over which it has sole voting power and 4,713,270 shares over which it has sole dispositive power.

(9)	Represents (i) 1,851,424 shares beneficially owned by Barclays Global Investors, N.A., of which it has sole voting and dispositive power with respect to 1,630,403 shares; (ii) 2,500,451 shares beneficially owned by Barclays Global Fund Advisors, of which is has sole voting power over 2,040,296 of the shares and sole dispositive power over 2,500,451 shares; and (iii) 55,594 shares beneficially owned by Barclays Global Investors, Ltd., over which it has sole dispositive power.

(10)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, beneficially owns 2,035,210 shares as a result of acting as investment advisor to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the various Fidelity funds, each has sole power to dispose of such shares. The sole power to vote or direct the voting of these shares resides with the Boards of Trustees of the various funds. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC, beneficially owns 493,060 shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole voting and dispositive power over these 493,060 shares. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, beneficially owns 667,539 shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over these 667,539 shares and sole voting power over 655,289 of such shares. FIL Limited (“FIL”) beneficially owns 1,030,205 shares. FIL has sole dispositive power over all of such shares, sole voting power over 1,019,515 of such shares and no power to vote or direct the voting over 10,690 of such shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own 47% of the voting stock of FIL. FMR LLC and FIL believe that they are not acting as a group, and that their shares need not be aggregated for purposes of Section 13(d). They represent that FMR LLC and FIL are separate and independent corporate entities and that their Boards of Directors are generally composed of different individuals.

OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 2, 2009, certain information regarding the beneficial ownership of our Common Stock and the percentage of shares owned beneficially by each current director and each current or former executive officer who is identified in the Summary Compensation Table contained in this Proxy Statement.

	Number of Shares
	and Nature of
	Beneficial	Percentage
Identity of Owner or Group	Ownership(1)(2)	of Class(3)

Current Named Executive Officers and Directors
Peter J. Blott(4)	149,100	*
Robert A. Ingram	0	*
Elisa Karlson(4)	43,890	*
Richard H. Koppes(4)	17,500	*
Lawrence N. Kugelman(4)	20,000	*
Anders Lönner	0	*
Theo Melas-Kyriazi	0	*
Steve T. Min	11,475	*
G. Mason Morfit(5)	13,241,300	16.1%
J. Michael Pearson(4)(6)	607,413	*
Norma A. Provencio	2,500	*
Former Named Executive Officers
Charles J. Bramlage	0	*
Eileen C. Pruette	4,946	*
Timothy C. Tyson(7)	1,276,037	1.5%
Current Executive Officers and Directors
As a group (13 persons)(4)(5)(6)	14,104,773	17.2%

*	Less than 1% of the outstanding Common Stock.

(1)	This table is based on information supplied by current and former executive officers, directors and director nominees. We believe that shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any shares shown in this table are subject to community property laws.

(2)	The amounts reported do not include vested restricted stock units and dividend equivalent rights for the following directors: Mr. Ingram (54,098); Mr. Koppes (36,764); Mr. Kugelman (36,876); Mr. Lönner (319); Mr. Melas-Kyriazi (41,917); Mr. Morfit (7,707); and Ms. Provencio (18,226). For each director, the shares underlying these restricted stock units and dividend equivalent rights are not deliverable until one year after his or her service as a director ceases.

(3)	Based on 82,180,297 shares of Common Stock outstanding on March 2, 2009 plus shares beneficially owned by each individual. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before 60 days of the date as of which the information is provided are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on March 2, 2009.

(4)	Included in the shares set forth above are the following stock options that are currently exercisable, or will become exercisable within 60 days, as follows: Mr. Blott (144,000); Ms. Karlson (31,250); Mr. Koppes (15,000); Mr. Kugelman (10,000); and Mr. Pearson (256,148).

(5)	The amount reported for Mr. Morfit includes 13,241,300 shares of Common Stock owned by ValueAct Capital Master Fund, L.P. of which Mr. Morfit may be deemed to share beneficial ownership. Mr. Morfit is a member of the Management Board of ValueAct Holdings GP, LLC, which entity controls the general partner and the manager of ValueAct Capital Master Fund, L.P. Mr. Morfit disclaims beneficial ownership of the shares held by ValueAct Capital Master Fund, L.P. except to the extent of his pecuniary interest therein.

(6)	The amount reported does not include vested restricted stock units for Mr. Pearson in the amount of 244,500. The shares underlying these restricted stock units are deliverable on February 1, 2013.

(7)	Included in the shares set forth for Mr. Tyson are 1,232,000 shares subject to stock options that are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, directors and stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms it received, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during fiscal year 2008, all filing requirements applicable to its executive officers, directors and ten percent beneficial owners were timely satisfied, except the following: Ms. Karlson filed two late Form 4s covering awards of restricted stock units and Mr. Pearson filed two late Form 4s, one covering an open market purchase and one covering an award of restricted stock units.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We have adopted a philosophy of aligning financial reward with long-term returns to shareholders. The compensation for our executive officers and senior management reflects this philosophy and we expect to have a broader compensation program that will allow all employees to share in the financial risks and rewards tied to long-term shareholder return.

In February 2008, we hired a new Chairman and Chief Executive Officer, J. Michael Pearson. Since then, Mr. Pearson has recruited three new members to join our executive management team: Elisa Karlson joined as Chief Administrative Officer in April 2008; Steve Min joined as General Counsel and Corporate Secretary in June 2008; Rajiv De Silva joined as Chief Operating Officer of Specialty Pharmaceuticals in January 2009; and Bhaskar Chaudhuri was appointed as the President of the Company in March 2009. In hiring these new executive officers, the Compensation Committee of the Board of Directors (for this section, the “Committee”) approved compensation packages that closely align the financial reward to executive officers with long-term return to shareholders. The Committee then implemented modified compensation programs for existing executives to more closely align with those of the new executives. In all cases, the Committee was guided by the following guiding principles:

•	Total compensation should be heavily tied to performance, as defined by total shareholder return (“TSR”).

•	Total long-term compensation should be well above the median of the Peer Group (as defined below) for outstanding TSR performance but well below the median for poor TSR performance.

•	Newly hired executive officers should be required to purchase and hold a significant amount of our shares as a condition of hiring. Existing executive officers should be offered equity grants that encourage them to purchase and hold our shares.

•	For newly hired executive officers, equity grants should be front-loaded with multiple years’ worth of equity in the first year of employment. The expectation is there will be no further equity grants for the front-loaded period. Existing executive officers should also receive front-loaded grants when new equity is awarded. Because no additional equity is intended to be granted during the front-loaded period, the executives will not benefit from share price declines during the period.

•	Perquisite entitlements, tax gross-ups and other items not tied to job performance or TSR should be reduced or eliminated. For instance, excise tax gross-ups and single-trigger equity vesting of stock options on a change of control have been eliminated on a going forward basis, and perquisite entitlements under employment contracts have been pared back.

•	Annual incentive cash bonuses should be contingent on meeting specific initiatives that contribute to TSR.

After the arrival of Mr. Pearson, the Board of Directors and the new executive management team concluded that the company’s future success would depend on the success of a major restructuring. Accordingly, the Committee closely linked the 2008 annual incentive cash bonus program to the achievement of key elements of the major restructuring undertaken in 2008.

Under the 2009 annual incentive cash bonus program for named executive officers and other company management, we will pay bonuses based on the achievement of significant company financial and strategic objectives and payouts will be aligned with the principle of delivering superior payouts for outstanding performance and significantly lower, or no, payout for poor performance. In addition, in 2009, we expect to implement a long-term equity incentive program in which all non-management employees can participate. This broad-based program is intended to encourage stock ownership and reward performance.

In 2008, target total compensation for the named executive officers approximated the 50th to the 70th percentile. For purposes of determining target total compensation, long-term incentive values are annualized and include the annualized Black-Scholes value of the stock options granted in 2008 and the annualized face value at grant of the performance shares that would be earned for achievement of a 15% annualized TSR. These executives, however, are at risk for a significant portion of this grant and may realize only a portion of the long-term equity incentives granted if TSRs do not meet or exceed threshold amounts on the applicable measurement date. Total actual compensation for 2008 also reflects a payout of the 2008 annual incentive cash bonus at 98% of the target level on a company-wide basis, reflecting the overall success in achieving the initiatives related to the 2008 restructuring. Accordingly, we believe that the total compensation for our named executive officers in 2008 is fully in line with the guiding principles described above.

Peer Group and Benchmarking Competitive Pay

Peer Group

Our primary comparison group for assessing the competitiveness of the pay of our named executive officers is our Peer Group. Our Peer Group, which was last reviewed and updated by the Committee in the fall of 2007, was based, in part, on recommendations made by a compensation consultant (the “Committee Consultant”), and consisted of companies against which the Committee believed competes with us for talent and for stockholder investment.

With its long lead time to market, complex regulatory framework and risk profile, the fundamental characteristics of the pharmaceutical industry are considered of utmost importance in determining appropriate companies to be included in the Peer Group. Among companies in the pharmaceutical industry, the Committee seeks to find companies with similar revenues and also considers the market capitalization and profitability of the companies in identifying peers. The Compensation Peer Group companies reported revenues for 2006 between $349.0 million and $2.0 billion.

We review our Peer Group every two to three years, or at such other times as appropriate. The most recent comparison companies used by the Committee as the “Peer Group” were: Abraxis Bioscience, Inc.; Alpharma Inc.; Barr Pharmaceuticals, Inc.; Biovail Corporation; Cephalon, Inc.; Endo Pharmaceutical Holdings, Inc.; ImClone Systems Incorporated; King Pharmaceuticals, Inc.; Medicis Pharmaceutical Corporation; Mylan Laboratories Inc.; Sepracor Inc.; Warner Chilcott Limited; and Watson Pharmaceuticals, Inc.

Benchmarking

In benchmarking our total compensation for our named executive officers, the Committee uses the assistance of the Committee Consultant. The Committee Consultant reviews compensation among our Peer Group for executives in similar roles (e.g., CEO, CFO, General Counsel) or based on pay rank (e.g., second highest paid executive). Although each element of compensation is benchmarked against the Peer Group for that element of compensation, the Committee bases its overall benchmark on total compensation, which is comprised of base salary, annual cash incentive bonus and the annualized value of long-term equity incentives (other than “sign-on” awards and the company match of shares purchased by the executive). The total compensation paid to our named executive officers, excluding former officers, with respect to 2008 reflected the following guidance:

•	Base salaries and annual incentive cash target bonus incentive pay, both individually and on a combined basis, from below the 25th percentile to the 50th percentile for named executive officers other than Mr. Pearson, whose base salary was at the 75th percentile.

•	Total compensation reflected benchmarking along a spectrum to deliver superior compensation for superior performance and lower compensation for average to poor performance, as follows:

•	For less than a 15% annualized TSR, total compensation from below the 25th percentile to the 50th percentile;

•	At an annualized 15% TSR, total compensation from the 50th percentile to the 75th percentile; and

•	At or above a 30% annualized TSR, total compensation at or above the 90th percentile.

It should be noted that Mr. Blott’s total compensation would be between the 25th percentile and the median of the peer group for full achievement of the performance objectives under his long-term incentive grant.

Because significant portions of our long-term equity incentives are dependent on TSR performance over a multi-year period, our executives may not actually realize the levels of “total compensation” set forth above if the TSR for the relevant performance period does not meet or exceed specified thresholds.

•	Broad-based retirement and welfare benefits were competitive, approximating the median with general industry companies of similar size. We did not attempt to mirror the pharmaceutical industry benefit programs where, historically, defined benefit retirement programs have been prevalent.

•	Executive benefits and perquisites were competitive, approximating the median with general industry companies of similar size. We did not provide supplemental executive retirement programs.

As these are only guidelines to our plans, variations occur as dictated by the experience level of the individual, geographical market factors, individual performance and prior commitments under negotiated contracts.

Determining Compensation

The Chief Executive Officer prepares a recommendation to the Committee for base salary, annual incentive and equity grants as to each named executive officer, other than the Chief Executive Officer whose compensation is determined solely by the Committee and the Board. The Committee then makes recommendations to the Board with respect to total compensation for the named executive officers. In determining the compensation to be awarded to the Chief Executive Officer and in reviewing the recommendations as to other named executive officers, the Committee can consider, among other things:

•	comparative data provided by the Committee Consultant;

•	tally sheets showing compensation history of each executive officer, including salary, cash incentives and equity grants;

•	termination tally tables showing amounts to be paid in the event of terminations and/or changes-in-control; and

•	carried interest tables showing the value of vested and unvested long-term incentives under an array of stock price assumptions.

The Committee exercises its discretion in modifying or rejecting any recommended aspect of compensation payable to named executive officers. For all other employees, management makes aggregate recommendations to the Committee as to bonus and equity grants.

Total Compensation

In 2008, our TSR, as measured by the closing share price of our common stock from January 1 through December 31, 2008, was 91%, reflecting an increase in our share price from $11.98 to $22.90, and our total market capitalization increased from $1.07 billion to $1.87 billion. Because our named executive officers received front-loaded long-term equity incentives and achieved most of their restructuring initiatives tied to the 2008 annual cash incentive bonus program, in 2008 these officers received superior total compensation.

Total compensation for named executive officers is comprised of base salary, annual incentive cash bonus and long-term equity incentives, with a significant portion weighted toward long-term equity compensation tied to shareholder return. The components of total compensation include: (i) base salary; (ii) incentive pay (including annual incentive cash bonus and long-term equity incentives); (iii) retirement and welfare benefits; and (iv) executive benefits and perquisites.

For 2008, the aggregate base salaries for the named executive officers, excluding former officers, approximated 24% of the targeted total compensation package (salary plus annualized incentives and long-term equity incentives at the 15% TSR). Target annual cash bonus incentives approximated 19% of the aggregate target annualized total compensation for such named executive officers. Annualized long-term equity incentives represented about 57% of the target annualized total compensation for such named executive officers as a group.

Base Salary

2008

Base salary addresses performance of core duties for each executive role, providing an amount of fixed compensation. Base salary for each named executive officer is determined based on:

•	his or her position and responsibilities;

•	comparison data;

•	review of the named executive officer’s compensation relative to other executive officers; and

•	individual performance of the named executive officer.

When hiring executives, the person’s existing salary or salary history, expertise and experience are also taken into account in determining base salary. Salary levels are typically adjusted annually as part of our performance review process, as well as upon a promotion or other change in job responsibilities. The amount of any such adjustments reflects a review of competitive market data, particularly for the Peer Group, consideration of relative levels of pay internally, consideration of the individual performance of the executive and any other circumstances that the Committee determines are relevant. Peter Blott’s salary was increased in 2008 from $360,000 to $400,000.

2009

Even though the Committee determined that the named executive officers performed at a superior level, none of the named executive officers or other members of senior management received an annual increase in base salary for 2009. The Committee believed that management’s continued focus on restructuring the company, including by containing compensation expense, should contribute to TSR and thus reward management through the long-term equity incentives granted in 2008.

Incentive Pay

Our incentive pay for named executive officers was comprised of two major components:

•	An annual incentive cash bonus that was determined by the named executive officers’ contribution toward achieving initiatives related to our restructuring; and

•	Long-term equity incentives tied to TSR.

Both the annual cash bonus and the long-term equity incentives are paid pursuant to the 2006 Equity Incentive Plan (as amended, the “2006 Plan”). The 2006 Plan gives the Committee the latitude to design our annual cash bonus incentive program and long-term equity incentive program to secure, retain and incentivize our executives and to provide a means by which our executives may share in the long-term growth and profitability of our Company.

A significant percentage of total compensation is allocated to these two incentives programs (about 73 vs. 76% for the named executive officers, excluding former officers, in 2008), although there is no pre-established policy or target for the allocation between the annual incentive cash bonus and long-term equity incentive programs. Rather, the Committee reviews information provided by the Committee Consultant to determine the appropriate level and mix of incentive compensation. Historically, the Committee granted a majority of total compensation to our executive officers under the long-term equity incentive program. In determining the mix of these compensation elements for executives, we also consider the tax efficiency of the compensation program and competitive data. In 2008, the Committee believed that there should be a stronger emphasis on aligning compensation with TSR and, in 2008, due to the front-loading of long-term equity incentives in 2008, the named executive officers’ (excluding the former officers) incentive compensation was well above industry averages. Despite the positive TSR results for 2008, much of the long-term equity incentives awarded in 2008 and reported as part of total compensation for 2008 remains at risk and the eventual payout will align with TSRs on the relevant measurement dates.

2008 Annual Incentive Cash Bonus Program

In 2008, with achievement of the major restructuring being the primary focus of management, the Committee based the 2008 annual incentive cash bonus payouts on six major strategic initiatives that were key elements of the restructuring (the “2008 Initiatives”). The 2008 Initiatives were:

Initiative	Accomplished

Simplify geographic and product footprint by selling European business and/or IPO Europe	✓
Partner key development compound	✓
Significantly reduce general and administrative expense	✓
Address short-term operational issues in Mexican business	✓
Improve balance sheet	✓
File retigabine NDA

The calculation of annual incentive bonuses are subject to Committee oversight and modification. On an annual basis, the Committee reviews and recommends to the Board the various incentive levels for the named executive officers based on the participant’s performance and impact on our operations, with target award opportunities that are established as a percentage of base salary. An executive may earn 0% — 200% of the target award, depending on performance and other factors considered in the Committee’s and the Board’s discretion.

In past years, there have been two kinds of objectives for executives in the annual incentive cash bonus program: financial goals and strategic initiatives. In 2008, however, the Committee believed that the 2008 Initiatives should form the basis for determining the 2008 annual incentive cash bonuses.

For 2008, the Committee determined that five out of the six 2008 Initiatives had been fully achieved. The sixth initiative, filing the retigabine NDA, was not achieved because the executive management team and the Board, as well as the company’s partner, GlaxoSmithKline plc, determined that a delay in the filing of the NDA was the appropriate course to take. The five completed initiatives exceeded expectations by being completed ahead of schedule and/or with superior results. The Committee determined that, overall, the 2008 annual cash incentive bonuses would at a minimum, be paid out at the target level. For 2008, the target bonus for the Chief Executive Officer was 100% of his base salary and the target bonus for all other named executive officers was 60% of their base salary. The particular bonus received by each named executive officer, other than with respect to the Chief Executive Officer, was determined by the Committee upon the recommendation of the Chief Executive Officer, taking into account the officer’s individual contribution in achieving the 2008 Initiatives, and the Committee recommended the bonus amounts to the Board for its approval.

2009 Annual Incentive Cash Bonus Program

Our 2009 annual incentive cash bonus program for named executive officers (the “2009 AIP”) is based on the achievement of financial and individual performance measures and either Company-wide strategic initiatives or initiatives specific to the Company division to which the named executive officer belongs. Under the 2009 AIP, a named executive officer could earn between 0% and 200% of such officer’s target bonus, with additional amounts payable if certain stretch corporate financial goals are met.

Threshold Financial Goals. Each division of the Company must meet specific minimum financial goals tied to revenues and earnings to be eligible for any payment under the 2009 AIP; if these threshold goals are not met, bonus awards may be reduced or eliminated for the applicable named executive officer. Each corporate function must also meet certain cost targets, which if not met, could result in the reduction or elimination of the bonus for the applicable named executive officer.

2009 Strategic Initiatives. The strategic initiatives for the 2009 AIP are as follows:

1. Maximize GSK alliance / File retigabine NDA;

2. Deliver on Coria, DermaTech and Dow acquisition financial models;

3. Augment/replace Diastat or Cesamet;

4. Show significant progress towards $500 million growth strategies for Latin America and Europe divisions;

5. Partner, as appropriate, Taribavirin and Dermatology pipeline; and

6. Continue to strengthen balance sheet.

2008 Long-Term Equity Incentive Program

With Mr. Pearson and the new members of the executive team, the Committee implemented new guidelines to ensure that a significant portion of their total compensation is directly tied to TSR via long-term equity incentives. In 2008, the current named executive officers, other than Mr. Blott, received their equity awards in connection with their joining the company and these grants were front-loaded to reflect grants covering a three-year period. Mr. Blott, along with other management who joined the company prior to 2008, received a special grant in July 2008 to align his equity compensation with TSR and the 2008 Initiatives. This grant was front-loaded to reflect grants covering a two-year period.

Equity grant award levels are determined based on competitive market data. The 2006 Plan is flexible and permits a broad array of equity grants.

In 2008, the mix of vehicles (excluding any sign-on awards and the value of the stock purchase match) was intended to be:

•	50% stock options Black-Scholes value; and

•	50% Performance restricted stock units (“RSUs”) face value at grant (based on the number of shares earned assuming achievement of 15% annualized TSR).

The long-term incentive equity granted to named executive officers in 2008 largely reflects the incentives granted to Mr. Pearson and other members of the executive team that joined the company in 2008. These incentives are closely aligned with TSR and included:

•	Stock Options —

•	Time-vested options that vest 25% per year over the first four anniversaries of grant; and

•	Provide value only when stockholders realize an increase in the value of their holdings.

•	Performance RSUs — Restricted stock units that vest based on the three (or four) year compounded TSR thresholds as follows:

•	No vesting for TSR less than 15%;

•	100% of RSUs vest for 15% TSR;

•	200% of RSUs vest for 30% TSR; and

•	300% of RSUs vest for 45% TSR.

•	Mandatory Share Purchase and Matching RSUs — A mandatory purchase of company shares for new executive hires. The amount required to be purchased ranged from a minimum of 50% of annual salary for certain named executive officers to at least $3 million for Mr. Pearson. Such purchases are matched one-for-one by the company with time-vested restricted stock units that vest 25% per year over the first four anniversary dates, provided that the executive is employed on the vesting date and continues to hold the corresponding purchased shares. Upon delivery of the shares underlying the matching RSUs, the executives are required to hold a certain amount of the matching shares, net of shares withheld for payment of related tax obligations.

Mr. Pearson also received a time-vested RSU grant that vests on the first anniversary of the grant but that provides for a delayed delivery of the underlying common stock until the fifth anniversary.

A similar program was implemented in 2008 for Mr. Blott and other members of the management team that joined the company prior to 2008 and had existing equity awards. This program also aligns this group of executives with total shareholder return. The components of this program are:

•	Performance RSUs. Restricted stock units that vest based on either:

•	the achievement of the following six initiatives:

•	Approval of retigabine NDA;

•	Partnering retigabine;

•	Sell part or all of Europe;

•	20% EBIT margin for 2 consecutive quarters, excluding royalties;

•	Mexico pro forma run rate of $140 million annual sales ($35 million per quarter) and 40% EBIT margin for 2 consecutive quarters; and

•	Retire senior debt, repurchase an additional $200 million of shares and draw down inventory to competitive levels;

or

•	the three (or four) year compounded TSR thresholds as follows:

•	No vesting for TSR less than 15%;

•	One-third of RSUs vest for 15% TSR;

•	Two-thirds of RSUs vest for 30% TSR; and

•	100% of RSUs vest for 45% TSR.

•	Optional Share Purchase and Matching RSUs. The option to purchase company shares, ranging from 50% to 100% of base salary, with such purchases matched one-for-one by the company with time-vested restricted stock units that vest 25% per year over the first four anniversary dates, provided that the executive is employed on the vesting date and continues to hold the corresponding purchased shares. Upon delivery of the shares underlying the matching RSUs, the executives are required to hold a certain amount of the matching shares, net of shares sold for payment of related tax obligations.

Prior to 2008, annual awards of stock options and other equity grants to executives were made at the Committee’s regularly scheduled Fall meeting, which was scheduled sufficiently in advance so that grants could not be “timed” to take advantage of the release of material nonpublic information. Newly hired or promoted executives receive their equity awards on the later of (a) their first day of employment or the effective date of their promotion or (b) the date of approval of the grant by the Committee. In July 2008, the Committee made a special grant to management of Performance RSUs (other than Mr. Pearson, Ms. Karlson and Mr. Min, who received long-term equity incentives when joining the company in 2008) to retain and incentivize them given the restructuring challenges facing the company and decided that thereafter annual grants should coincide with annual performance reviews that occur in the first quarter of each year.

Stock options granted by the Committee vest at a rate of 25% per year over the first four years of the ten-year option term. Vesting rights cease upon termination of employment. Under the 2006 Plan, there is a limited period of post-termination exercise of three months, except in the case of death or disability where the post-termination exercise period is extended to 12 months. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The 2006 Plan and predecessor plans have varying standards for the application of change in control provisions, and prior to the 2006 Plan, options generally accelerated upon a change in control. The 2006 Plan contains a so-called “double trigger” provision which provides that options are accelerated upon a change in control only if the employment of the executive is involuntarily terminated without cause (or if the participant resigns with good reason), in either case in conjunction with the change in control. However, Mr. Tyson’s employment agreement and Mr. Blott’s severance agreement provide for the acceleration of the vesting of options upon a change in control, irrespective of loss of employment. As reflected in the options awarded to Mr. Pearson and the other named executives who joined in 2008, the Committee no longer awards options that contain “single-trigger” change of control vesting provisions.

All awards of stock options under the 2006 Plan are made at or above the fair market value of our common stock on the date of grant.

Exercise and Hold Requirements

To align the interests of executives with the interests of the stockholders, we have instituted an “exercise and hold” rule for all equity grants made on or after October 31, 2006 to the Chief Executive Officer and those executives reporting directly to the Chief Executive Officer as of the date of the grant. Beginning with the annual grants issued on that date, a provision has been added to the standard equity award agreements applicable to such executives prohibiting the executive from selling, disposing of, transferring, or entering into any similar transaction with the same economic effect as a sale of fifty percent (50%) of the “net shares” of common stock purchased upon the exercise of the option (or vested, in the case of RSUs or performance vesting RSUs) until the earlier of (i) the executive’s death, (ii) the executive’s disability, (iii) the termination of the executive’s service, or (iv) the second anniversary of the date on which the executive purchased such shares. In order to enforce the foregoing, we may impose stop-transfer instructions with respect to such shares of common stock until the end of such period, or place legends on stock certificates issued pursuant to the 2006 Plan restricting the transfer of such shares until the end of such period. For purposes of this requirement, with respect to stock options the term “net shares” means the number of shares being exercised minus the minimum number of whole shares necessary to pay the purchase price of the option and pay for applicable withholding taxes.

2009 Long-Term Equity Incentive Program

Because each of our named executive officers received front-loaded long-term equity incentives in 2008 that are intended to cover a three-year period, with the exception of Mr. Blott whose grant covered a two-year period, we do not expect to grant them any additional long-term equity incentives in 2009. Any long-term incentive grants for executive officers hired or appointed in 2009 are expected to be consistent with our compensation philosophy of aligning total compensation with TSR. The Committee expects to implement a long-term equity incentive program for all non-management employees designed to encourage ownership and reward performance; this equity incentive program has been approved by the Board of Directors of the Company.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

The specific contribution levels by our Company to these programs are evaluated annually to maintain a competitive position while considering costs.

•	Retirement Savings Plan — All employees in the United States were eligible to participate in the Retirement Savings Plan. The Retirement Savings Plan is a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code pursuant to which all U.S. based employees, including the named executive officers, were able to contribute to the Retirement Savings Plan, on a before-tax basis, the lesser of (a) up to 50% of their annual salary or (b) the limit prescribed by the Internal Revenue Service. We matched 50% of the first 6% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest at 20% per year of employment.

•	Welfare Plans — Our executives were also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other U.S. based employees.

Executive Benefits and Perquisites

We provided named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests.

In addition to participation in the plans and programs described above, in 2008 the named executive officers were provided the following programs which were established in 2003:

•	An Executive Medical Reimbursement Program, which reimburses up to $10,000 per year of medical and dental costs which are not otherwise covered by insurance.

•	An Executive Allowance, which varies for the named executive officers from $25,000 to $35,000. This compensation is not included in salary upon which bonuses are determined and is not subject to annual raises, but is provided as a flexible alternative to automobile allowances, financial planning allowances or similar compensation paid by peers who compete for our executive talent. In March 2009, the Compensation

Committee decided to terminate the Executive Allowance for all US-based employees, other than the chief executive officer and the chief financial officer.

•	A Supplemental Life Insurance program with two elements. First, term life insurance coverage is increased from “one times salary” to “three times salary”, with a $1 million cap. Second, we purchase on behalf of the executives a universal whole life policy with a face value of $200,000.

•	An Executive Physical Program under which executives are offered a comprehensive annual physical at a local medical facility at no charge to the executive.

•	Pursuant to his employment contract, Mr. Tyson was entitled to reimbursement of expenses for spousal travel while his spouse accompanied him on company business trips.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2008, are included in the column entitled “All Other Compensation” of the Summary Compensation Table.

The employment agreement of Mr. Tyson, the Chief Executive Officer in 2007, included a change in control provision providing for certain cash payments and other benefits in the event of a change in control. In addition, in 2007, we entered into an executive severance agreement providing change in control benefits for Mr. Blott. Mr. Tyson’s employment agreement included a provision which gave him limited rights to a Section 280G “gross up” in certain circumstances; Mr. Blott’s severance agreement provides for a reduction in benefits paid should a severance payment become subject to Section 280G to the extent that the reduction in benefits yields a more favorable after tax result for the executive. The Committee does not intend to provide for “gross-up” of excise tax or other similar payments for future executives and none of the executives hired in 2008 were provided with such terms. Information regarding applicable payments under such agreements for the named executive officers is provided under the Executive Compensation and Related Matters sub-section, “Potential Payments Upon Termination or Change-in-Control.”

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, which provides that we may not deduct compensation in excess of $1,000,000 that is paid to certain individuals unless that compensation is performance based and meets other requirements. We generally develop our compensation plans such that compensation paid under management incentive plans is fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For fiscal 2008, it is expected that all compensation paid to named executive officers will be fully tax deductible, with the exception of a portion of Mr. Pearson’s compensation.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments including grants under the 2006 Plan, in accordance with the requirements of FASB Statement 123(R).

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the Named Executive Officers for services rendered to our Company in all capacities during the year ended December 31, 2008.

							Non-Equity
				Stock		Option	Incentive Plan	All Other
		Salary	Bonus	Awards		Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(2)	($)(3)	($)(4)		($)

Current Officers
J. Michael Pearson(5)	2008	916,667		5,334,645	(6)	2,377,617	1,000,000	138,465	(7)	9,767,394
Chairman of the Board and Chief Executive Officer
Peter J. Blott	2008	390,000		237,292		204,277	250,000	55,488	(8)	1,137,057
Executive Vice President,	2007	338,214		38,852		271,507		47,052		695,625
Chief Financial Officer	2006	257,969		—		163,958	189,864	50,009		661,800
Elisa Karlson(9)	2008	220,577	500,000	286,087		290,889	215,000	95,268	(10)	1,607,821
Executive Vice President, Chief Administrative Officer
Steve T. Min(11)	2008	171,308	250,000	233,552		212,674	205,000	25,327	(12)	1,097,861
Executive Vice President, General Counsel and Corporate Secretary
Former Officers
Timothy C. Tyson(13)	2008	77,973		61,688		111,271	—	3,676,621	(14)	3,927,553
President and Chief	2007	894,400		311,318		2,539,160	—	95,100		3,839,978
Executive Officer	2006	860,000		148,404		3,231,352	645,000	88,334		4,973,090
Charles J. Bramlage(15)	2008	203,574	—	—		—	—	879,503	(16)	1,083,077
President, North America,	2007	400,155		88,320		611,112	—	45,418		1,145,005
Europe, Middle East, Africa	2006	388,500		49,464		714,189	163,170	67,652		1,382,975
Eileen C. Pruette(17)	2008	270,300		—		—	—	780,908	(18)	1,051,208
Executive Vice President,	2007	355,300		88,320		570,436	—	47,528		1,061,584
General Counsel	2006	340,000		49,464		644,266	286,231	51,603		1,371,564

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year of restricted stock units granted in 2008 as well as prior fiscal years, in accordance with SFAS 123(R).

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year of stock options granted in 2008 as well as prior fiscal years in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in note 14 to our financial statements for the fiscal year ended December 31, 2008, within our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(3)	Except where otherwise indicated, amounts included in this column are for performance bonuses earned with respect to the applicable year, but paid in the following year.

(4)	These numbers include the cost to our Company of providing perquisites and other personal benefits.

(5)	Mr. Pearson also serves on our Board. Mr. Pearson did not receive compensation of any kind for his services as a Board member. Mr. Pearson joined the Company in February 2008.

(6)	81,500 of the RSUs were granted to Mr. Pearson upon joining the Company in February 2008 as payment of a guaranteed bonus pursuant to the terms of his employment agreement. The RSUs provided that they would vest on the date that 2008 bonuses are paid to other executive officers of Valeant (or March 15, 2009, if earlier) provided that Mr. Pearson is employed by Valeant on that date and are deliverable in shares of Valeant common stock on February 1, 2013. In May 2008, Mr. Pearson waived the guarantee of his bonus, such that the RSUs would vest, if at all, at the discretion of the Compensation Committee. In March 2009, the RSUs vested when the Compensation Committee approved Mr. Pearson’s bonus for 2008.

(7)	Includes the following perquisites: relocation assistance ($52,882); legal expenses ($40,000); executive allowance ($32,083); executive medical reimbursement allowance; group term life insurance; whole life insurance; executive life insurance ($216); and annual physical.

(8)	Includes the following perquisites: executive allowance ($32,500); executive medical reimbursement allowance (up to $10,000); 401(k) match ($6,900); group term life insurance; whole life insurance; executive life insurance ($1,370); annual physical; and service award.

(9)	Ms. Karlson joined the Company in April 2008.

(10)	Includes the following perquisites: relocation assistance ($54,296); executive allowance ($18,371); executive medical reimbursement allowance (up to $10,000); legal expense; 401(k) match ($3,250); group term life insurance; whole life insurance; executive life insurance ($188); and annual physical.

(11)	Mr. Min joined the Company in June 2008.

(12)	Includes the following perquisites: executive allowance ($12,595); executive medical reimbursement allowance (up to $10,000); group term life insurance; whole life insurance; executive life insurance ($185); and annual physical.

(13)	Mr. Tyson also served on our Board. Mr. Tyson did not receive compensation of any kind for his services as a Board member. Mr. Tyson resigned from the Company effective as of February 1, 2008.

(14)	Includes the following perquisites: executive medical reimbursement allowance; spouse travel benefits; automobile allowance; 401(k) match ($2,339); group term life insurance; whole life insurance; executive life insurance ($348); and annual physical. Also included in this amount is a severance payment to Mr. Tyson in the amount of $3,655,798. Mr. Tyson received this payment in connection with his termination of employment, including all liabilities under his Amended and Restated Executive Employment Agreement and his Separation Agreement.

(15)	Mr. Bramlage resigned from the Company effective as of July 1, 2008.

(16)	Includes the following perquisites: executive allowance; executive medical reimbursement allowance; 401(k) match ($4,720); group term life insurance; whole life insurance; executive life insurance ($960); and annual physical. Also included in this amount is a severance payment to Mr. Bramlage in the amount of $847,890. Mr. Bramlage received this payment in connection with his termination of employment, including all liabilities under his Executive Severance Agreement.

(17)	Ms. Pruette resigned from the Company effective as of September 30, 2008.

(18)	Includes the following perquisites: executive allowance ($18,750); executive medical reimbursement allowance (up to $10,000); 401(k) match ($6,900); group term life insurance; whole life insurance; executive life insurance ($1,548); annual physical; and service award gift card. Also included in this amount is an accrual for a severance payment to Ms. Pruette in the amount of $738,820.

OPTION GRANT INFORMATION

The following table sets forth information about non-equity awards and stock options granted to the current and former Named Executive Officers in 2008.

Grants of Plan-Based Awards

							All Other		All Other
							Stock		Option
							Awards:		Awards:
							Number		Number	Exercise
		Estimated Future Payouts			Estimated Future		of		of	or Base
		Under Non-Equity Incentive			Payouts Under		Shares of		Securities	Price of	Full Grant
		Plan Awards(1)			Equity Incentive		Stock or		Underlying	Option	Date Fair
	Grant	Threshold	Target	Maximum	Plan Awards(2)		Units		Options(3)	Awards(4)	Value(5)
Name	Date	($)	($)	($)	Target	Maximum	(#)		(#)	($/Sh)	($)

Current Officers
J. Michael Pearson	8/11/08						51,440	(6)			1,005,652
	7/10/08						198,013	(6)			3,431,565
	6/10/08						50,906	(6)			815,005
	2/1/08				407,498	1,222,494					3,414,833
	2/1/08						163,000	(7)			1,986,970
	2/1/08						81,500	(8)			993,485
	2/1/08								1,024,591	12.19	6,469,473
	N/A	0	1,000,000	2,000,000
Peter J. Blott	12/16/08						4,100	(6)			87,453
	7/28/08				47,600						362,236
	N/A	0	234,060	468,120
Elisa A. Karlson	8/11/08						2,160	(6)			42,228
	7/10/08						8,342	(6)			144,567
	6/10/08						2,138	(6)			34,229
	5/20/08				49,847	149,541					930,643
	5/20/08								125,000	15.47	789,450
	N/A	N/A	135,000	270,000
Steve T. Min	9/10/08						3,641	(6)			68,123
	8/11/08						7,834	(6)			153,155
	6/30/08				39,039	117,117					850,660
	6/30/08								99,299	17.11	699,998
	N/A	N/A	102,000	204,000
Former Officers
Timothy C. Tyson		—	—	—	—	—	—		—	—	—
Charles J. Bramlage		—	—	—	—	—	—		—	—	—
Eileen C. Pruette		—	—	—	—	—	—		—	—	—

(1)	These columns show the potential value of the payout for such Named Executive Officer under our 2008 Executive Annual Incentive Plan if the threshold, target or maximum goals are satisfied for meeting strategic initiatives. The method for determining these payouts is described in the Executive Compensation and Related Matters sub-section, “Compensation Discussion and Analysis.”

(2)	These columns show the potential number of restricted stock units that may convert into shares of our common stock only if the annual total shareholder return meets or exceeds certain thresholds on February 1, 2011 or February 1, 2012.

(3)	This column shows the number of stock options granted in 2008 to the Named Executive Officers. These stock options vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

(4)	This column shows the exercise price for the stock options granted, which was the closing price of our common stock on the date the Board approved the option grants.

(5)	This column shows the full grant date fair value of stock awards and stock options under SFAS 123(R) granted to the Named Executive Officers in 2008.

(6)	The restricted stock units vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

(7)	The restricted stock units vest one-hundred percent beginning one year following the date of grant. The shares underlying these restricted stock units are not deliverable until February 1, 2013.

(8)	The restricted stock units vested immediately upon grant. The shares underlying these restricted stock units are not deliverable until February 1, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock options and stock awards by the current and former Named Executive Officers. This table includes unexercised and unvested option awards and unvested restricted stock units. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing market price of our Common Stock as of December 31, 2008, which was $22.90.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
							Number	Value
							of	of
						Market	Unearned	Unearned
	Number	Number			Number	Value of	Shares,	Shares,
	of	of			of Shares	Shares or	Units or	Units or
	Securities	Securities			or Units	Units of	Other	Other
	Underlying	Underlying			of Stock	Stock	Rights	Rights
	Unexercised	Unexercised	Options		That Have	That Have	That Have	That Have
	Options	Options	Exercise	Option	Not	Not	Not	Not
	(#)(1)	(#)(1)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)(2)	($)

Current Officers
J. Michael Pearson	—	1,024,591	12.19	2/1/2018	544,859 (3)	12,477,271	407,498	9,331,704
Peter J. Blott	12,500	37,500	14.80	10/30/2017	25,000 (4)	572,500	10,800	247,320
	22,500	22,500	18.68	10/31/2016	4,100 (5)	93,890	47,600	1,090,040
	25,500	8,500	17.72	11/1/2015
	20,000	—	23.92	11/26/2014
	13,500	—	18.55	11/4/2013
	50,000	—	16.76	6/30/2013
Elisa A. Karlson	—	125,000	15.47	5/20/2018	12,640 (5)	289,456	49,847	1,141,496
Steve T. Min	—	99,299	17.11	6/30/2018	11,475 (5)	262,778	39,039	893,993
Former Officers
Timothy C. Tyson	345,000	—	18.68	10/31/2016	—	—	—	—
	360,000	—	17.72	11/1/2015
	400,000	—	23.92	11/26/2014
	487,000	—	18.55	11/4/2013
Charles J. Bramlage	—	—	—	—	—	—	—	—
Eileen C. Pruette	—	—	—	—	—	—	—	—

(1)	The stock options vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

(2)	The restricted stock units are subject to specified performance criteria tied to total shareholder return over the next three years.

(3)	163,000 of the restricted stock units vest one year following the date of grant; 81,500 of the restricted stock units vested immediately upon grant; and the remaining restricted stock units vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

(4)	The restricted stock units are subject to a three-year cliff-vesting period.

(5)	The restricted stock units vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Current Officers
J. Michael Pearson	—	—	—	—
Peter J. Blott	—	—	—	—
Elisa A. Karlson	—	—	—	—
Steve T. Min	—	—	—	—
Former Officers
Timothy C. Tyson(1)	1,210,000	11,024,840	270,000	3,291,300
Charles J. Bramlage(2)	242,500	360,708	—	—
Eileen C. Pruette(3)	296,500	1,049,641	—	—

(1)	Mr. Tyson exercised 1,210,000 stock options between November 4, 2008 and December 17, 2008, with an average exercise price of $9.53 and average market price of $18.64. Mr. Tyson also acquired 270,000 shares upon the vesting of restricted stock units on February 1, 2008.

(2)	Mr. Bramlage exercised 242,500 stock options between July 16, 2008 and September 18, 2008, with an average exercise price of $16.57 and average market price of $18.30.

(3)	Ms. Pruette exercised 296,500 stock options between August 25, 2008 and December 2, 2008, with an average exercise price of $14.19 and average market price of $19.65.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Former President and Chief Executive Officer Agreement

We entered into an Executive Employment Agreement with Mr. Tyson on October 24, 2002, and an Amended and Restated Executive Employment Agreement with Mr. Tyson on March 21, 2005, effective as of January 1, 2005 (Mr. Tyson’s agreement, as amended and restated, is referred to herein as the “Tyson Employment Agreement”).

The Tyson Employment Agreement provided that Mr. Tyson’s employment may be terminated by us upon his death or disability, or with or without cause, or by Mr. Tyson with or without good reason (as defined in the agreement). Upon termination by reason of death or disability, by us for cause, or by Mr. Tyson without good reason, Mr. Tyson was entitled to receive all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. Tyson was entitled to a prorated portion of his annual bonus, health and medical coverage for two years, and immediate vesting of all outstanding awards, options and stock appreciation rights (which remain exercisable for up to two years). Upon termination of Mr. Tyson’s employment by us without cause, or by Mr. Tyson for good reason, or if we decided not to extend the term of his agreement, Mr. Tyson was entitled to the same benefits he would have received upon termination for death or disability, plus, subject to his not engaging in certain “prohibited activities,” a severance payment equal to two times the sum of (i) his base salary and (ii) the greater of (a) his average bonus for the prior two years; or (b) his target bonus for the year of his termination. Mr. Tyson was also entitled to continuation of employee welfare benefits for 24 months. All restrictions on outstanding equity awards lapse and all such awards, including stock options became immediately and fully vested and stock options became exercisable for two years following termination. If such termination had occurred within 12 months following or in contemplation of a change in control (as defined below), Mr. Tyson would have been entitled to the same benefits as described above for a termination without a change in control, except that the severance payment would have been equal to three times the sum of (i) his base salary and (ii) the greater of (a) his average bonus of the prior two years; or (b) his target bonus for the year of his termination. Further in the event of a termination in connection with a change in control, the post termination exercise period for his options became three years. Mr. Tyson was also entitled to employee welfare benefits for 24 months and a cash payment equal to the excess of the actuarial equivalent of his aggregate retirement benefits had he remained employed by us for an additional two years over the actuarial equivalent of his actual retirement benefit. In each case, Mr. Tyson was under no obligation to mitigate amounts payable under his agreement.

For purposes of the Tyson Employment Agreement, a “change in control” generally meant the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of stock in our Company immediately prior to such acquisition;

•	the individuals serving on our Board as of the date of the Tyson Employment Agreement and any new director whose election by the Board or nomination for election by our stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of the Tyson Employment Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•	the closing of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of our Company outstanding immediately before the merger of consolidation; or

•	the closing of a complete liquidation or dissolution of our Company, or an agreement for the sale or other disposition of all or substantially all of the assets of our Company.

Mr. Tyson’s agreement also provided for certain “gross-up” payments if he was subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (or related interest and penalties) with respect to payments and benefits under his agreement or otherwise.

Tyson Separation and Release Agreements.  In connection with Timothy C. Tyson’s resignation from the Company as of February 1, 2008, the Company and Mr. Tyson entered into a separation agreement dated as of February 1, 2008 (the “Tyson Separation Agreement”) and a release agreement dated as of February 1, 2008 (the “Tyson Release Agreement”). The Tyson Separation Agreement generally provides Mr. Tyson with payments and benefits to which he was entitled under his existing employment agreement upon a termination by the Company without cause or by the executive for good reason. Under the terms of the Separation Agreement, Mr. Tyson received a pro-rata annual bonus equaling $78,198, and a severance payment equaling $3,577,600. All previously unvested outstanding equity awards held by Mr. Tyson vested, such accelerated vesting having a Black-Scholes value of $5,516,700. In addition, the Tyson Separation Agreement provided for Mr. Tyson to serve as a consultant to the Company during a three-month transition period following his termination, at a rate of $29,800 per month. Under the Tyson Release Agreement, Mr. Tyson released the Company from any and all claims, liabilities and obligations other than those set forth in the Tyson Release Agreement.

Current Chief Executive Officer Agreement

The Company entered into an employment agreement with J. Michael Pearson (the “Employment Agreement”), effective as of February 1, 2008, with respect to his employment as Chief Executive Officer and election to the Board of Directors as a director and Chairman. The Employment Agreement extends until February 1, 2011.

Upon termination by reason of death or disability, by us for cause, or by Mr. Pearson without good reason, Mr. Pearson receives all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. Pearson is entitled to immediate vesting of all outstanding options and restricted stock units (performance share units vest based on performance through the date of Mr. Pearson’s termination). Upon termination of Mr. Pearson’s employment by the Company without cause or by Mr. Pearson for good reason, other than during the 12 months following a change in control (as defined below), Mr. Pearson is entitled to a lump sum severance payment equal to two times the sum of (i) his base salary and (ii) his target bonus for the year of his termination. Mr. Pearson is also entitled to continuation of employee welfare benefits for 24 months. All unvested equity awards are forfeited except that (i) the restricted stock units granted to Mr. Pearson as a sign-on bonus and in connection with his purchase of Company common stock will then vest in full and (ii) a pro-rata portion of the performance shares will vest based on actual performance through the date of termination. The accelerated vesting and the receipt of the payments described above are subject to Mr. Pearson executing a release of his claims against the Company.

Upon a change in control, the performance share units vest based on performance through the date of the change in control and, to the extent not replaced with substitute awards of the acquiring company, all outstanding options and restricted stock units vest. Upon termination of Mr. Pearson’s employment by the Company without cause or by Mr. Pearson for good reason within 12 months following a change in control, Mr. Pearson is entitled to a severance payment equal to three times the sum of (i) his base salary and (ii) target bonus for the year of his termination. Mr. Pearson is also entitled to employee welfare benefits for 24 months and all outstanding equity awards, to the extent not vested on the change in control, will vest. The accelerated vesting and the receipt of the payments described above are subject to Mr. Pearson executing a release of his claims against the Company.

Under the Employment Agreement, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of stock in our Company immediately prior to such acquisition;

•	the individuals serving on our Board as of the date of the Employment Agreement, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of the Employment Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•	the approval by the stockholders of our Company of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of our Company outstanding immediately before the merger of consolidation; or

•	the approval by the stockholders of our Company of a complete liquidation or dissolution of our Company, or an agreement for the sale or other disposition of all or substantially all of the assets of our Company.

Severance Agreements

We have also entered into severance agreements (the “Executive Severance Agreements”) with Messrs. Blott and Bramlage and Ms. Pruette. Mr. Bramlage resigned from our Company effective July 1, 2008 and received the cash severance and benefits and perquisites set forth in the “Termination/No Change-in-Control” table set forth below. Ms. Pruette resigned from our Company effective September 30, 2008 and is entitled to receive the cash severance and benefits and perquisites set forth in the “Termination/No Change-in-Control” table set forth below upon satisfaction of the conditions of her Executive Severance Agreement.

Mr. Blott’s Executive Severance Agreement will expire on December 31, 2010 unless sooner terminated following the first to occur of a change in control (as defined below) or the fulfillment by us of all of our obligations following a resignation or termination of Mr. Blott, and shall automatically be extended for successive one-year periods unless no later than six months prior to a scheduled expiration date we notify Mr. Blott that the agreement will not be extended. The purposes of the severance agreement is to retain Mr. Blott as a key executive and provide a competitive level of severance benefits should the executive be involuntarily terminated under certain circumstances.

Under Mr. Blott’s Executive Severance Agreement, upon termination by reason of death or disability, by us for cause, or by him without good reason, he will receive all amounts earned or accrued through the termination date, as specified in the agreement. Furthermore, upon termination by reason of death or disability, he will be entitled to a prorated portion of his annual bonus.

If Mr. Blott’s employment is terminated by us without cause, or by him with good reason, other than in contemplation of or during the 12 months following a change in control, and he agrees to not engage in certain activities that might compete with us for a period of one year after termination, he will receive a payment equal to the sum of (a) any accrued and unpaid salary, (b) any unpaid annual bonus payable for the most recently completed year, (c) his annual base salary then in effect and (d) the lesser of the average of the annual incentive program bonuses paid to him for the five prior years (or such shorter period if he has not been eligible to participate in the annual incentive program) or his target bonus at such time. If Mr. Blott is terminated by us, other than for cause, disability or death, or by him for good reason, we will also pay up to an aggregate of $20,000 for outplacement services. The receipt of the payments described above are subject to Mr. Blott executing a release of his claims against the Company.

If in contemplation of or within twelve months after a change in control, Mr. Blott is terminated by us without cause, or he terminates his employment with good reason, and he agrees not to engage in prohibited activities for a period of one year following termination, he will be entitled to a payment equal to two times the sum of (a) his annual base salary plus (b) the higher of the average of the annual incentive program bonuses paid to him for the five prior years (or such shorter period if he has not been eligible to participate in the annual incentive program) or his target bonus at the time of the change in control. In addition, for one year after such termination following a change in control or such longer period as may be provided by the terms of the appropriate benefit plans, we shall provide Mr. Blott and his family with medical, dental and life insurance benefits at least equal to those which would have been provided had he not been terminated, in accordance with the applicable benefit plans in effect on the change in control measurement date or, if more favorable, in effect generally at any time after the change in control measurement date with respect to other peer executives of our Company and our affiliated companies. All outstanding options to purchase shares of our common stock, each outstanding restricted stock award and any other unvested equity compensation right shall be fully vested or exercisable and each such share or equity interest shall no longer be subject to a right of repurchase by us. The accelerated vesting and the receipt of the payments described above are subject to Mr. Blott executing a release of his claims against the Company.

Under Mr. Blott’s Executive Severance Agreement, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of our common stock immediately prior to such acquisition;

•	the individuals serving on our Board as of the date of the Executive Severance Agreement, and any new director whose election by the Board or nomination for election by our stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of the Executive Severance Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•	the approval by our stockholders of a merger or consolidation if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger our the voting securities outstanding immediately before the merger of consolidation; or

•	the approval by our stockholders of our complete liquidation or dissolution, or an agreement for the sale or other disposition of all or substantially all of our assets.

Mr. Blott’s Executive Severance Agreement provides that payments and benefits under the agreement and all other related arrangements will not exceed the maximum amount that may be paid to him without triggering “excess parachute payment” penalties under Section 280G of the Internal Revenue Code of 1986, as amended, but only if this would increase the net amount he would realize after payment of income and excise taxes.

Other Employment Letters

Pursuant to the employment offer letters for Mr. Min and Ms. Karlson (each, an “Offer Letter”), upon termination by us without cause or by Mr. Min or Ms. Karlson, respectively, for good reason, other than in contemplation of or during the 12 months following a change in control (as defined below), such officer will receive a payment equal to the sum of (a) any accrued and unpaid salary or vacation pay and any deferred compensation, (b) any unpaid annual bonus payable for the most recently completed year plus any pro-rata bonus for the year of termination based on a target-level bonus, (c) such officer’s annual base salary then in effect, and (d) an amount equal to such officer’s annual target bonus for the year of termination. Upon termination by us other than for cause, disability or death, or by such officer for good reason, we will also pay up to an aggregate of $20,000 for outplacement services. The receipt of the payments described above are subject to such officer executing a release of his or her claims against the Company.

If in contemplation of or within twelve months after a change in control, Mr. Min or Ms. Karlson is terminated by us without cause, or terminates his or her employment with good reason, such officer will be entitled to a payment equal to the sum of (a) any accrued and unpaid salary or vacation pay and any deferred compensation, (b) any unpaid annual bonus payable for the most recently completed year plus any pro-rata bonus for the year of termination based on a target-level bonus, and (c) two times the sum of such officer’s annual base salary then in effect and the amount equal to such officer’s annual target bonus for the year of termination. The receipt of the payments described above are subject to such officer executing a release of his or her claims against the Company.

If Mr. Min or Ms. Karlson is terminated by us without cause, or terminates his or her employment with good reason in contemplation of or within twelve months after a change in control, or such officer is terminated by us due to such officer’s death or disability, such officer is entitled to immediate vesting of all outstanding options. Upon the occurrence of a change of control, or if Mr. Min or Ms. Karlson is terminated by us without cause or due to such officer’s death or disability, or such officer terminates his or her employment with good reason, such officer is entitled to immediate vesting of all outstanding restricted stock units. The accelerated vesting is subject to such officer executing a release of his or her claims against the Company.

In addition, for one year after a termination by us other than for cause or by Mr. Min or Ms. Karlson for good reason or such longer period as may be provided by the terms of the appropriate benefit plans, we shall provide such officer and his or her family with medical, dental and life insurance benefits at least equal to those which would have been provided had such officer not been terminated, in accordance with the applicable benefit plans in effect on the termination date.

Under each Offer Letter, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by our stockholders in the same proportion as their ownership of our common stock immediately prior to such acquisition;

•	the individuals serving on our Board as of the date of each Offer Letter, and any new director whose election by the Board or nomination for election by our stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of each Offer Letter or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•	the approval by our stockholders of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of our voting securities outstanding immediately before the merger of consolidation; or

•	the consummation of a complete liquidation or dissolution of our Company, or an agreement for the sale or other disposition of all or substantially all of the assets of our Company.

Termination/Change-in-Control(1)

				Accelerated	Accelerated
	Cash		Benefits and	Option	RSU
	Severance		Perquisites	Vesting(2)	Vesting(3)
Name	($)		($)	($)	($)

Current Officers
J. Michael Pearson	6,000,000	(4)	109,600	10,973,370	26,576,015
Peter J. Blott	1,280,000	(5)	66,470	442,730	1,005,405
Elisa Karlson	960,000	(6)	62,403	928,750	1,809,159
Steve T. Min	1,088,000	(6)	58,594	574,941	1,452,973
Former Officers
Timothy C. Tyson	—		—	—	—
Charles J. Bramlage	—		—	—	—
Eileen C. Pruette	—		—	—	—

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2008 by us without cause or by Named Executive Officer for good reason within twelve months following a change-in-control or in contemplation of a change-in-control.

(2)	The amounts shown in this column are equal to the number of the executives’ stock options that were otherwise unvested at December 31, 2008 that would have vested pursuant to the terms of their individual employment agreements, severance agreements or similar agreements multiplied by the share price on December 31, 2008, which was $22.90 less the option price.

(3)	Amount shown is equal to the number of accelerated restricted stock units multiplied by the share price on December 31, 2008, which was $22.90.

(4)	Amount shown is equal to three times the sum of Mr. Pearson’s base salary as of December 31, 2008, plus three times his 2008 target bonus.

(5)	Amount shown is equal to (a) two times the sum of Mr. Blott’s base salary as of December 31, 2008, plus the higher of Mr. Blott’s individual average of bonuses for the five payouts prior to termination or his 2008 target bonus and, (b) Mr. Blott’s 2008 bonus at the target level.

(6)	Amount shown is equal to two times the sum of the Named Executive Officer’s bases salary as of December 31, 2008, plus two times his or her 2008 target bonus.

Termination/No Change-in-Control (1)

			Benefits and	Accelerated	Accelerated RSU
	Cash Severance		Perquisites	Option	Vesting(2)
Name	($)		($)	Vesting	($)

Current Officers
J. Michael Pearson	4,000,000	(3)	109,600	—	9,906,999
Peter J. Blott	514,817	(4)	20,000	—	—
Elisa Karlson	480,000	(5)	62,403	—	337,712
Steve T. Min	544,000	(5)	58,594	—	198,366
Former Officers
Timothy C. Tyson	—		—	—	—
Charles J. Bramlage	—		—	—	—
Eileen C. Pruette	—		—	—	—

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2008 by us without cause or by Named Executive Officer for good reason.

(2)	Amount shown is equal to the number of accelerated restricted stock units multiplied by the share price on December 31, 2008, which was $22.90

(3)	Amount shown is equal to two times the sum of Mr. Pearson’s base salary as of December 31, 2008, plus two times his 2008 target bonus.

(4)	Amount shown is equal to the sum of Mr. Blott’s base salary as of December 31, 2008 plus the lower of (a) his individual average of bonuses for the five payouts prior to termination or (b) his 2008 target bonus.

(5)	Amount shown is equal to the sum of the Named Executive Officer’s base salary as of December 31, 2008 and his or her 2008 target bonus.

DIRECTOR COMPENSATION

						Change in
						Pension
						Value and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock		Option	Incentive Plan	Compensation	All Other
	Cash	Awards		Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(1)		($)	($)	($)	($)		($)

Robert A. Ingram	4,500	234,308	(2)	—	—	—	570	(3)	239,378
Richard H. Koppes	92,500	120,000		—	—	—	570	(3)	213,070
Lawrence N. Kugelman	90,500	120,000		—	—	—	570	(3)	211,070
Theo Melas-Kyriazi	105,250	120,000		—	—	—	570	(3)	225,820
Mason Morfit	97,500	120,000		—	—	—	570	(3)	218,070
J. Michael Pearson(4)	—	—		—	—	—	—		—
Norma A. Provencio	56,125	280,028	(2)	—	—	—	570	(3)	336,723
Timothy C. Tyson(5)	—	—		—	—	—	—		—

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year of restricted stock units granted in 2008 as well as prior fiscal years, in accordance with SFAS 123(R). Fair value is calculated using the closing price of our Common Stock on the date of grant. The following directors had outstanding stock awards at 2008 fiscal year-end: Mr. Ingram (64,231); Messrs. Koppes and Kugelman (44,312 each); Mr. Melas-Kyriazi (49,312); Mr. Morfit (15,464); and Ms. Provencio (25,358).

(2)	Includes restricted stock units granted in lieu of cash for Board fees and Board and Committee meeting fees pursuant to the election of Mr. Ingram and Ms. Provencio.

(3)	Includes life insurance and accidental death and dismemberment premiums.

(4)	Mr. Pearson was elected to the Board effective February 1, 2008.

(5)	Mr. Tyson resigned from the Board effective February 1, 2008.

Members of the Board, other than employees, were paid an annual fee of $30,000 in 2008, payable quarterly, plus fees of $1,500 for each day of attendance at an in-person Board meeting; $1,500 for each in-person committee meeting attended and $750 for each telephonic meeting attended, except our Finance and Audit Committee members, who were paid a fee of $1,750 for each in-person committee meeting attended and $875 for each telephonic meeting attended. Each committee chair received an additional annual fee of $7,500, payable quarterly, except our Finance and Audit Committee Chair, who received an additional annual fee of $10,000, payable quarterly. Directors are also reimbursed for their out-of-pocket expenses in attending meetings and paid a $1,500 per diem ($750 for four hours or less) for services rendered to us in their capacity as directors apart from meetings. The Board can change the compensation of directors at any time.

An Ad Hoc Stock Repurchase Committee of the Board was formed to review a potential share buyback and recapitalization process. The Ad Hoc Stock Repurchase Committee members, other than Mr. Pearson, were paid a fee of $750 for each telephonic meeting. Messrs. Melas-Kyriazi, Morfit and Pearson were the members of this committee and this committee met three times in 2008. Mr. Melas-Kyriazi was the Chairman of this committee.

An Ad Hoc Balance Sheet Restructure Committee of the Board was formed to review options to strengthen our balance sheet. The Ad Hoc Balance Sheet Restructure Committee members were paid a fee of $750 for each telephonic meeting. Messrs. Melas-Kyriazi and Morfit were the members of this committee and this committee met two times in 2008. Mr. Morfit was the Chairman of this committee.

A Litigation Management Committee of the Board was formed to assist in coordinating the Company’s actions and position in a certain stockholder derivative litigation. The Litigation Management Committee members were paid a fee of $750 for each telephonic meeting. Ms. Provencio and Mr. Morfit are the members of this committee and this committee met two times in 2008.

Presently, on the date of each annual meeting (including the Annual Meeting), non-employee directors holding office as director after, and giving effect to, the election at the annual meeting, are granted a number of restricted stock units equal to the lesser of (a) $120,000 divided by the per share fair market value on the date of grant, or (b) the economic value of 25,000 options, assuming a strike price equal to the per share fair market value on the date of grant. The economic value of the 25,000 options is calculated using the Black-Scholes option pricing model.

The Compensation Committee recommended to the Board, which accepted the recommendation, that Mr. Ingram be granted $40,000 worth of restricted stock units, to reflect his service as Lead Director of the Board for 2008 and as determined by the per share fair market value of our common stock on the date of each Annual Meeting.

Upon the recommendation of the Compensation Committee to the Board, which accepted the recommendation, Ms. Provencio was granted $100,000 in a combination of cash and restricted stock units, to reflect her extraordinary service as a Board member in providing direct Board oversight of our remediation program arising from a material weakness.

Mr. Pearson received compensation in 2008 only in his capacity as our Chief Executive Officer. Mr. Tyson received compensation in 2008 only in his capacity as our President and Chief Executive Officer. See “Summary Compensation Table.”

COMMITTEE REPORTS

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
G. Mason Morfit, Chairman
Robert A. Ingram
Richard H. Koppes
Lawrence N. Kugelman
Norma A. Provencio

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Messrs. Morfit, Ingram, Koppes and Kugelman and Ms. Provencio, and, each of whom is a non-employee director for purposes of Rule 16b-3 of the Exchange Act, as amended. None of these members is a current or former officer of our Company. There were no compensation committee interlocks with other companies in 2008 within the meaning of the SEC’s proxy rules.

FINANCE AND AUDIT COMMITTEE

The Report of the Finance and Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

All the members of the Finance and Audit Committee meet the independence and experience requirements of the New York Stock Exchange listing standards and the SEC regulations. The Board has also determined that Mr. Theo Melas-Kyriazi and Ms. Norma A. Provencio meet the requirements for being “audit committee financial experts,” as defined by regulations of the SEC.

Report of the Finance and Audit Committee

The Finance and Audit Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal auditors, and our Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our independent registered public accounting firm (the “independent auditors”), has responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls.

The Finance and Audit Committee met with management and the independent auditors to review and discuss the audited financial statements for the year ended December 31, 2008, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the independent auditor’s assessment of our internal controls over financial reporting. The independent auditors, as well as the internal auditors, had full access to the Finance and Audit Committee, including regular meetings without management present.

The Finance and Audit Committee received from and discussed with the independent auditors the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Finance and Audit Committee concerning independence. Additionally, the Committee discussed with the independent auditors the matters required by the Codification of Statements on Auditing Standards (SAS 61 and 90).

The Finance and Audit Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the independent auditors. Based on the aforementioned reviews and discussions, and the report of the independent auditors, the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2008, be included in our Company’s Annual Report on Form 10-K filed with the SEC.

Finance and Audit Committee
Norma A. Provencio, Chairperson
Lawrence N. Kugelman
Theo Melas-Kyriazi

CERTAIN TRANSACTIONS

Policies and Procedures

While our Company has not adopted a formal policy for reviewing transactions with “related persons” (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or greater of our Company’s outstanding stock) in which the amount exceeds $120,000 and in which the related person has a direct or indirect material interest, our Corporate Secretary oversees our Conflict of Interest Policy, which is part of our Code of Business Conduct and Ethics. Our Conflict of Interest Policy applies to employees and directors and is intended to avoid situations in which any of those persons has a potential or actual conflict of interest with our Company. Under this policy, before engaging in any of the following activities, a director or employee must make full written disclosure to, and receive prior written approval from the Finance and Audit Committee of our Board or the applicable senior supervisor:

•	Ownership by a director or employee or any member of the director’s or employee’s family of a substantial interest in any concern that does business with our Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•	Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which our Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of our Company.

•	Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with our Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a director or employee or a member of the director’s or employee’s family of services for any outside concern or individual that does business with our Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the director or employee.

Any director or employee involved in any of the types of relationships described in our Conflict of Interest Policy should immediately and fully disclose the relevant circumstances to the Finance and Audit Committee of our Board, in the case of a director, or his or her immediate supervisor, in the case of an employee, or the Corporate Secretary, for a determination as to whether a potential or actual conflict of interest exists. Where appropriate, the Corporate Secretary will bring the potential or actual conflict of interest to the Finance and Audit Committee for its review.

In addition, our executive officers, directors and director nominees complete annual questionnaires intended to identify any related-person transactions. All executive officers, directors and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related-party transaction. Any potential related-person transactions that are identified in the questionnaires are subject to review by the Finance and Audit Committee of our Board to determine whether it is advisable for our Company to amend or terminate the transaction. If a member of the Finance and Audit Committee of our Board is involved in the transaction, that director will be recused from all discussions and decisions about the transaction. Any such transaction must be approved in advance wherever practicable, and if not practicable, is subject to review as promptly as practicable.

Our Company is studying the advisability of implementing a policy directed more specifically to related-party transactions.

Certain Related-Person Transactions

In August 2008, the Company sold its business operations located in Western and Eastern Europe (except with respect to operations in Poland, Hungary, Slovakia and the Czech Republic), the Middle East and Africa (“WEEMA”), to Meda AB (“Meda”), and in September 2008 our wholly-owned Polish subsidiary ICN Polfa Rzeszow entered into a supply arrangement with Meda (the “Supply Arrangement”) whereby we would manufacture, package and sell products for Meda related to such sale. The sale price for the sale of the WEEMA assets was $392 million, and in 2008 we received € 2 million from Meda as payments under the Supply Arrangement. In addition, in December 23, 2008, our wholly-owned Canadian subsidiary, Valeant Canada Limited entered into a joint venture arrangement with respect to the development and commercialization of certain compounds in Canada, and we are contemplating entering into joint ventures with Meda in Australia and Mexico later this year. Mr. Lönner has been the Group President and Chief Executive Officer of Meda since 1999, and serves on Meda’s board of directors.

J. Michael Pearson’s brother-in-law, Robert Brabandt, has been employed by the Company as a Senior Manager, Facilities/Projects since September 2008. Upon joining the Company, Mr. Brabandt’s annual salary was $140,000.

In October 2008, the Company entered into an exclusive worldwide collaboration with Glaxo Group Limited, a wholly owned subsidiary of GlaxoSmithKline plc (“GSK”), for the investigational drugs retigabine and certain backup compounds. Pursuant to the arrangement, GSK paid the Company an upfront payment of up to $125 million, and GSK will pay the Company up to an additional $545 million upon the achievement of certain milestones with respect to retigabine and up to an additional $150 million upon the achievement of certain milestones with respect to the backup compounds. We will also share up to 50% of net profits within the United States, Australia, New Zealand, Canada and Puerto Rico, and will receive up to a 20% royalty on net sales of retigabine outside those regions. In addition, if backup compounds are developed and commercialized by GSK, GSK will pay us royalties of up to 20% of net sales of products based upon such backup compounds. Mr. Ingram is currently the Vice Chairman Pharmaceuticals of GSK, and has held various roles with GSK and its predecessors since 1997.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee of our Board has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Although our Company is not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Finance and Audit Committee will consider the stockholders’ action in determining whether to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. Even if the appointment is ratified, the Finance and Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such change would be in the best interests of our Company and our stockholders. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if desired. Further, the representative will be available to respond to appropriate stockholder questions directed to him or her.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors of our Company recommends that the Stockholders vote FOR Proposal No. 2.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2008 and December 31, 2007 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, or services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, were approximately $4.2 million and $4.5 million, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2008 and December 31, 2007 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $3.0 million and $0.1 million, respectively. Amounts in 2008 include fees pertaining to due diligence work carried out related to business dispositions.

Tax Fees

The aggregate fees billed for tax compliance, tax advice and tax planning services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2008 and December 31, 2007 were approximately $0.6 million and $0.4 million, respectively.

All Other Fees

There were insignificant amounts paid under “All Other Fees” during the years ended December 31, 2008, and December 31, 2007.

All fees described above were either approved by the Finance and Audit Committee of our Board or incurred in accordance with the pre-approval policy adopted by the Finance and Audit Committee.

The Finance and Audit Committee annually reviews services that may be provided by the independent registered public accounting firm without obtaining specific approval in advance from the Committee and ensures continued compliance with the Sarbanes-Oxley Act of 2002 and other regulatory requirements. The Finance and Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Committee does not delegate its responsibilities under the Securities Exchange Act of 1934 to pre-approve services performed by the independent registered public accounting firm to management.

Under the policy, pre-approval is generally provided for work associated with statutory audits or financial audits of the Company and for subsidiaries or affiliates of the Company (with internal controls attestation and review of quarterly financial statements); services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offers (for example, comfort letters or consents) and assistance in responding to SEC comment letters; consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies; due diligence services pertaining to potential business acquisitions or dispositions; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; monitoring of preparation activities with respect to the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002; U.S. federal, state, local and international tax planning, advice and compliance such as assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans, requests for ruling on technical advice from tax authorities and general tax planning; professional services or products not prohibited under SEC rules.

Pre-approved fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Committee. Any proposed services exceeding these levels require specific pre-approval by the Committee.

Requests or applications to provide services that require specific approval by the Committee are submitted to the Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on accounting firm independence before the Committee will consider approval of the requested services.

The Finance and Audit Committee pre-approved all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the accounting firm’s independence. These services include audit services, audit-related services, tax services and other services. The Finance and Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved levels were pre-approved by the Finance and Audit Committee.

OTHER

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance under
	to Be Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved By Stockholders	6,244,000	$18.57	16,601,000	(1)(2)
Equity Compensation Plans Not Approved By Stockholders	—	—	—
Total	6,244,000	$18.57	16,601,000

(1)	Includes 6,489,000 shares of Common Stock from the Company’s 2003 Employee Stock Purchase Plan.

(2)	Evergreen provision.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2010 ANNUAL MEETING

Our Certificate of Incorporation provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to, or mailed and received at, our principal executive offices not less than 60 days or more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting. However, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then to be timely, notice by the stockholder must be given not later than the close of business on the 10th day following the earlier of (i) the day on which the notice of the date of the meeting was mailed, or (ii) the day on which such public disclosure was made.

In addition, SEC rules provide that a stockholder wishing to include a proposal in the proxy statement for our 2010 annual meeting must submit the proposal so that it is received by us at our principal executive offices (One Enterprise, Aliso Viejo, California 92656, Attention: Secretary) no later than December 5, 2009 in a form that complies with applicable regulations. If the date of the 2010 annual meeting is advanced or delayed more than 30 days from the date of the 2009 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2010 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement over the Internet, for the 2010 annual meeting. Upon any determination that the date of the 2010 annual meeting will be advanced or delayed by more than 30 days from the date of the 2009 annual meeting, we will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to February 18, 2010, the proxies solicited by the Board for the 2010 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2010 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

Stockholder proposals and nominations must be submitted in conformance with our Certificate of Incorporation and SEC rules and regulations. The following is a summary of the requirements for submitting a nomination or a proposal in accordance with our Certificate of Incorporation.

Our Certificate of Incorporation requires a stockholder’s notice of a proposed nomination for director to include the following:

•	the name, age, business address or residence address of each proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number (and class) of shares of our stock owned by the proposed nominee;

•	any other information concerning the proposed nominee that we would be required to include in the proxy statement, including the proposed nominees written consent to being named in the proxy statement and to serving as director if elected;

•	the name and address of the stockholder making the nomination, and any other stockholders known to be supporting the nomination, as they appear on our books;

•	the number (and class) of shares of our stock owned by the stockholder and any other stockholders known to be supporting the nomination, on the day of the notice;

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice; and

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee.

Our Certificate of Incorporation requires a stockholder’s notice of a proposal to be submitted to the stockholders at an annual meeting to include the following:

•	a summary, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the stockholder submitting the proposal, and any other stockholders known to be supporting the proposal, as they appear on our books;

•	the number (and class) of shares of our stock owned by the stockholder and any other stockholders known to be supporting the proposal, on the date of the notice;

•	a description, in 500 words or less, of any interest of the stockholder in such proposal; and

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy at the meeting to present the proposal.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available on the Internet at our website at www.valeant.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656, or send an email to Valeant Investor Relations at ir@valeant.com. The Annual Report does not form part of the material for the solicitation of proxies.

PROXY SOLICITATION

The costs of providing the ability to vote by telephone and over the Internet, the costs in preparing and mailing the Notice, and the costs in preparing, providing access to, and upon request, mailing the Proxy Statement and form of Proxy will be paid by us. In addition to soliciting proxies by telephone, internet and mail, employees of our

Company may, at our expense, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies. We will pay fees to Georgeson not to exceed $9,000, plus reasonable out-of-pocket expenses incurred by them. We will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to Valeant Pharmaceuticals International, Attn: Investor Relations, One Enterprise, Aliso Viejo, California 92656. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the persons named as Proxyholders and acting thereunder intend to vote the share represented by the Proxies on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement goes to press, the Board knows of no other matters which are likely to come before the Annual Meeting.

By Order of the Board of Directors,

J. Michael Pearson
Chairman of the Board

Aliso Viejo, California
March 26, 2009

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, VALEANT PHARMACEUTICALS INTERNATIONAL, ONE ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.VALEANT.COM.

VALEANT PHARMACEUTICALS INTERNATIONAL ATTN: STEVE T. MIN 89 HEADQUARTERS PLAZA NORTH, SUITE 1433 MORRISTOWN, NJ 07960
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time May 11, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 11, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M11301	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALEANT PHARMACEUTICALS INTERNATIONAL

Vote On Directors

1.	Election of three persons to the Board of Directors of the Company Nominees:	For	Against	Abstain
	1a. Mr. Robert A. Ingram	☐	☐	☐
	1b. Mr. Lawrence N. Kugelman	☐	☐	☐
	1c. Mr. Theo Melas-Kyriazi	☐	☐	☐

Vote on Proposal		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company.	☐	☐	☐

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you return a signed and dated proxy card without marking any voting selections, the shares will be voted “FOR” the election of the Board’s nominees, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2009.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Time/Location
9:00 a.m., local time
on Tuesday, May 12, 2009
at the Hilton Hotel
located at 41 John F. Kennedy Parkway
Short Hills, New Jersey 07078
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K Wrap are available at www.proxyvote.com.

M11302

The stockholder(s) hereby appoint(s) J. Michael Pearson and Steve T. Min, together and separately, as proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Valeant Pharmaceuticals International that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Tuesday May 12, 2009, at the Hilton Hotel located at 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078.